U.S.$2,000,000,000

                               FACILITY AGREEMENT



                                     between



                             KONINKLIJKE AHOLD N.V.
                                   as Borrower



                               ABN AMRO BANK N.V.
                                   as Arranger



                               ABN AMRO BANK N.V.
                                as Facility Agent


                                       and


                               ABN AMRO BANK N.V.
                               as Original Lender




                                 Clifford Chance
                                    Amsterdam

THIS AGREEMENT is made the 7th day of September, 1998

BETWEEN:

(1)      KONINKLIJKE AHOLD N.V. as borrower (the "BORROWER");

(2)      ABN AMRO BANK N.V. as arranger (the "ARRANGER");

(3)      ABN AMRO BANK N.V. as facility agent (the "FACILITY AGENT"); and

(4)      ABN AMRO BANK N.V. as original lender (the "ORIGINAL LENDER").

NOW IT IS HEREBY AGREED as follows:

                                     PART 1
                                 INTERPRETATION

1.   INTERPRETATION

1.1  In this Agreement:

"ACQUISITION" means (x) the purchase for cash by Ahold Acquisition of the Class A Shares pursuant to the Offer to Purchase for Cash, the purchase for cash by Ahold Acquisition of the Class AC Shares pursuant to the Stock AC Purchase Agreement and the purchase for cash by Ahold Acquisition of the Class AL shares pursuant to the Stock AL Purchase Agreement and (y) the Merger;

"ACQUISITION DATE" means the date upon which Ahold Acquisition purchases Class A Shares subject to the Tender Offer;

"ADVANCE" means, save as otherwise provided herein, an advance (as from time to time reduced by repayment) made or to be made by the Banks hereunder;

"AHOLD ACQUISITION" means Giant Acquisition Corporation, a Delaware corporation wholly owned by Ahold U.S.A.,Inc. a Delaware corporation, which itself is indirectly wholly owned by the Borrower;

"APPLICABLE MARGIN" means (subject to Clause 5.3 (Accrued Interest)) 0.15 per cent. per annum;

"AVAILABLE COMMITMENT" means, at any time and save as otherwise provided herein:

          (a) in relation to the Original Lender, $2,000,000,000 as the same may be varied as a result of transfers pursuant to Clause 25.3 (Transfers by Banks); and

          (b) in relation to any other Bank, the amount transferred to it as Available Commitment, as the same may be varied, as a result of transfers pursuant to Clause 25.3 (Transfers by Banks),

               LESS the aggregate amount which it has advanced hereunder at such time.

"AVAILABLE FACILITY" means, at any time, the aggregate amount of the Available Commitments at such time;

"BANK" means each of the Original Lender and any other bank or other financial institution which becomes a party hereto pursuant to a transfer in accordance with Clause 25.3 (Transfers by Banks) and any reference herein to the "BANKS" shall, unless the context otherwise requires, be construed as a reference to the Original Lender and each other bank or other financial institution (if any) which shall have so become a party hereto.

"CLASS A SHARES" means the shares of Class A common stock in Target which are the subject of the Offer to Purchase for Cash;

"CLASS AC SHARES" means the 125,000 shares of Class AC common stock in Target, owned by The 1224 Corporation, which are the subject of the Stock AC Purchase Agreement;

"CLASS AL SHARES" means the 125,000 shares of Class AL common stock in Target owned by J. Sainsbury USA Holdings, Inc., which are the subject of the Stock AL Purchase Agreement;

"CODE" means the United States Internal Revenue Code of 1986, as amended;

"DRAWDOWN DATE" means, in relation to any Advance, the date on which such Advance is made available or is to be made available hereunder;

"EMPLOYEE  PLAN" shall mean an  "employee  pension  benefit  plan" as defined in
Section 3(2) of ERISA, other than a Multiemployer Plan, which is maintained for, or under which contributions are made on behalf of, employees of any Material US Subsidiary or any ERISA Affiliate;

"ENVIRONMENT" means:

          (a)  land including any natural or man-made structures;

          (b)  water including ground waters and waters in drains and sewers;

          (c) air including air within buildings and other natural or man-made structures above or below ground;

"ENVIRONMENTAL LAWS" means all and any applicable laws, including common law, statute and subordinate legislation, European Community Regulations and Directives and judgments and decisions, laws and regulations including those of the United States of America and any state or locality therein, including notices, orders and circulars, of any court or authority competent to make such judgment or decision, compliance with which is mandatory for any member of the Group in any jurisdiction with regard to:

          (a)  the pollution or protection of the Environment:

          (b) harm to the health of humans, animals or plants including laws relating to public and workers' health and safety;

          (c) emissions, discharges or releases into the Environment of chemicals or any other pollutants or contaminants or industrial, radioactive, dangerous, toxic or hazardous substances or wastes (whether in solid, semi-solid, liquid or gaseous form and including noise and genetically-modified organisms; or

          (d)  the   manufacture,    processing,   use,   treatment,    storage,
               distribution, disposal, transport or handling of the substances or wastes described in (c) above;

"ENVIRONMENTAL PERMITS" means all and any permits, licences, consents, approvals, certificates, qualifications, specifications, registrations and other authorisations including any conditions which attach to any of the foregoing and the filing of all notifications, reports and assessments required under Environmental Laws for the operation of any business or for the sale, use, ownership, leasing, or operation of any real property;

"ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder;

"ERISA AFFILIATE" shall mean any person that for the purposes of Title I and Title IV of ERISA and Section 412 of the Code is a member of any member of any Material US Subsidiary's controlled group, or under common control with any Material US Subsidiary, within the meaning of Section 414 (b) and (c) of the Code and the regulations promulgated and rulings issued thereunder;

"ERISA EVENT" shall mean (i) (A) any reportable event, as defined in Section 4043(c) of ERISA with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
Section 302 of ERISA shall be a reportable event for the purposes of this sub-paragraph (i) regardless of the issuance of any waivers in accordance with
Section  412(d) of the  Code);  or (B) the  requirements  of  subsection  (1) of
Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11),
(12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Employee Plan within the following 30 days; (ii) the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4042 of ERISA; (iii) the failure to make a required contribution to any Employee Plan that would result in the imposition of a lien under Section 412(n) of the Code or Section 302 (f) of ERISA; and (iv) an enagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA;

"EVENT OF DEFAULT" means any of those events specified in Clause 14 (Events of Default);

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended;

"EXISTING FACILITIES" means the US$ 1,000,000,000 Multicurrency Revolving Credit and US Dollar and Dutch Guilder Swing-Line Facilities Agreement dated 18 December, 1996 and the US$ 500,000,000 Multicurrency Revolving Credit Agreement dated 18 March, 1998 each entered into between, inter alia, Koninklijke Ahold N.V. as borrower, ABN AMRO Bank N.V. as arranger and facility agent, and the financial institutions named therein as banks;

"FACILITY" means the dollar term loan facility granted to the Borrower in this Agreement;

"FACILITY OFFICE" means, in relation to the Facility Agent or any Bank, the office identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select;

"GROUP" means the Borrower and its subsidiaries for the time being including, after the Acquisition Date, Target and its subsidiaries;

"IRS" means the United States Internal Revenue Service;

"INFORMATION MEMORANDUM" means the document concerning the Borrower which, on its behalf, will be prepared in relation to this transaction and distributed by the Arranger to selected banks;

"INSTRUCTING GROUP" means:

         (i) at any time whilst no Advances are outstanding hereunder and in any event for the purposes of Clause 30 (Amendments), a Bank or group of Banks the aggregate of whose Commitments at such time (or, if each Bank's Commitment has been reduced to zero, did immediately before such reduction to zero) amount in aggregate to more than sixty-six and two-thirds per cent. of the Total Commitments at such time; or

         (ii) at any time that there are one or more Advances outstanding hereunder, a Bank or group of Banks to whom more than sixty-six and two-thirds per cent. of the Loan at such time is owed;

"INTEREST PERIOD" means, save as otherwise provided herein, any of those periods mentioned in Clause 4.1 (Interest Periods);

"LETTER OF TRANSMITTAL" means the form of letter of transmittal filed as an exhibit to the the Schedule 14D-1 filed by the Borrower on 19 May, 1998 with the SEC pursuant to Section 14(d)(1) of the Exchange Act with respect to the Tender Offer;

"LOAN" means the aggregate principal amount for the time being outstanding hereunder;

"LIBOR"  means,  in  relation  to any  Advance  or unpaid  sum in respect of the
Facility:

         (i) the rate per annum which is the offered rate (if any) appearing on page 3750 (or any successor or replacement page) of the Telerate Screen which displays British Bankers' Association Settlement Rates for deposits in the London Interbank Market for the specified period denominated in dollars during the specified period at or about 11.00 a.m. on the Quotation Date for the specified period; or

         (ii) in the event no such rate can be determined for the specified period in accordance with (i) above, the rate per annum determined by the Facility Agent to be equal to the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in dollars for the specified period at or about 11.00 a.m. on the Quotation Date for such period and for the purposes of this definition, "SPECIFIED PERIOD" means an Interest Period relating to such Advance or, as the case may be, the period in respect of which LIBOR falls to be determined in relation to such unpaid sum;

"MARGIN STOCK" has the meaning assigned that term in Regulation U of the Board of Governors of the Federal Reserve System of the United States (or any successor) as in effect from time to time;

"MATERIAL SUBSIDIARY" means, at any time:

          (i) any subsidiary of the Borrower the assets of which exceed ten per cent. (10%) of the consolidated assets of the Group taken as a whole; and

          (ii) each other subsidiary of the Borrower specified from time to time by the Borrower (which, at the date hereof and without limitation to the foregoing, are the companies listed in the Seventh Schedule)

Provided that the Borrower shall ensure that the assets of all subsidiaries referred to in paragraphs (i) and (ii) shall at all times account for at least eighty per cent. (80%) of the consolidated assets of the Borrower and its subsidiaries and for these purposes, the assets of such subsidiary or the Borrower and its subsidiaries (as the case may be) shall in each case be adjusted, as the Facility Agent, acting on the instructions of an Instructing Group, may consider appropriate, to take account of any changes in circumstances since the date as of which the most recent audited consolidated financial statements were prepared.

"MATERIAL US SUBSIDIARY" means (a) Target and (b) any Material Subsidiary which is incorporated under the laws of the United States or any state thereof;

"MERGER" means the merger to take place between Ahold Acquisition and Target after the date hereof on terms acceptable to the Facility Agent;

"MERGER DOCUMENT" means the merger agreement to be entered into between Ahold U.S.A., Inc., Ahold Acquisition and Target or, if no such merger agreement is entered into, the certificate of ownership and merger to be filed by Ahold U.S.A., Inc. with the Secretary of State of the State of Delaware, in each case, in relation to the Merger;

"MULTIEMPLOYER PLAN" means a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA);

"NOTICE OF DRAWDOWN" means a notice substantially in the form set out in the Fourth Schedule;

"OFFER TO PURCHASE FOR CASH" means the document entitled "Offer to Purchase for Cash All Outstanding Class A Shares of Common Stock of Giant Food Inc." dated 19 May, 1998, as amended from time to time;

"ORIGINAL CONSOLIDATED FINANCIAL STATEMENTS" means the audited consolidated financial statements of the Borrower for its financial year ended 28 December, 1997;

"PBGC" means the United States Provision Benefit Guaranty Corporation or any successor thereto under ERISA;

"PARTICIPATION" in relation to a Bank at any time means the aggregate of such Bank's Available Commitment at such time and its share of the Loan at such time;

"POTENTIAL EVENT OF DEFAULT" means any event which could or would become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default;

"PROPORTION" means, in relation to a Bank, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero);

"QUOTATION DATE" means, in relation to any period for which an interest rate is to be determined hereunder, the day which is two business days in London prior to the first day of such period;

"REFERENCE BANKS" means the principal London offices of Morgan Guaranty Trust Company of New York, ABN AMRO Bank N.V. and Credit Suisse or such other bank or banks as may from time to time be agreed between the Borrower and the Facility Agent;

"REGULATIONS" mean any regulations of the Board of Governors of the Federal Reserve System of the United States from time to time in force;

"REPAYMENT DATE" means 16 May, 1999;

"SEC"  means the United States Securities and Exchange Commission;

"STOCK AC PURCHASE AGREEMENT" means the agreement dated 19 May, 1998 as amended from time to time as permitted hereunder between the Borrower and The 1224 Corporation relating to the Class AC Shares;

"STOCK AL PURCHASE AGREEMENT" means the agreement dated 27 May, 1998 as amended from time to time as permitted hereunder between the Borrower, J. Sainsbury plc and JS Mass. Securities Corp. relating to the Class AL Shares;

"SUBSTANTIAL" means equal to or greater than 10 per cent. of the relevant amount as disclosed by the latest audited consolidated balance sheet or, as the case may be, profit and loss account of the Group;

"TARGET" means Giant Food Inc., a corporation organised and existing under the laws of the State of Delaware;

"TARGET GROUP" means Target and its subsidiaries for the time being;

"TENDER OFFER" means the tender offer made by the Borrower in respect of the Class A Shares for the purposes of the Acquisition pursuant to the Offer to Purchase for Cash;

"TENDER OFFER DOCUMENTS" means the Schedule 14D-1 filed by the Borrower on 19 May, 1998 with the SEC pursuant to Section 14(d)(1) of the Exchange Act with respect to the Tender Offer together with all amendments, supplements and exhibits thereto, including the form of Offer to Purchase for Cash and the form of Letter of Transmittal set forth in the Exhibits thereto, including any other amendments prior to the date hereof that (i) relate only to (a) an extension of time during which the Offer to Purchase for Cash remains outstanding, (b) the status of discussions with the appropriate authorities in relation to an anti-trust regulatory clearance or (c) the results of the Tender Offer or (ii) are approved by the Facility Agent;

"TENDERED SHARES" means the Class A Shares which are tendered pursuant to the Tender Offer and not withdrawn;

"TERMINATION DATE" means the day which is the earlier of (i) the Repayment Date and (ii) the first business day on which the Available Commitment of each of the Banks is zero;

"TOTAL COMMITMENTS" means the aggregate for the time being of the Banks' Commitments;

"TRANSACTION DOCUMENTS" means the Tender Offer Documents, the Stock AC Purchase Agreement and the Stock AL Purchase Agreement and all documents, instruments and agreements executed and delivered in connection therewith or as required thereunder;

"TRANSFER CERTIFICATE" means a certificate substantially in the form set out in the Second Schedule signed by a Bank and a Transferee whereby:

         (i) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights and obligations hereunder upon and subject to the terms and conditions set out in Clause
                  25.3 (Transfer by Banks); and

         (ii) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Facility Agent as is contemplated in Clause 25.3 (Transfer by Banks);

"TRANSFER DATE" means, in relation to any Transfer Certificate, the date for the
making  of  the  transfer  as  specified  in  the  schedule  to  such   Transfer
Certificate;

"TRANSFEREE" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights and obligations hereunder; and

"UNITED STATES" and "US" means the United States of America (including the District of Columbia), its territories, possessions and other areas subject to the jurisdiction of the United States of America.

1.2 Any reference in this Agreement to:

the "FACILITY AGENT" or any "BANK" in any capacity hereunder shall be construed so as to include its and any subsequent successors, Transferees and assigns in accordance with their respective interests;

"AFFILIATE" of any person is a reference to a holding company or a subsidiary, or a subsidiary of a holding company, of such person;

any "APPLICABLE LAW" shall be construed so as to include all present and future applicable laws, statutes, regulations, codes, treaties, conventions, judgments, awards, determinations or decrees;

"BORROWED MONEY" means, in respect of any person:

          (i) money borrowed or raised and premiums (if any) and capitalised interest in respect thereof;

          (ii) the principal and premiums (if any) and capitalised interest in respect of any debenture, bond, note, loan stock or similar instrument;

         (iii) liabilities in respect of any letter of credit, acceptance credit, bill discounting or note purchase facility and any receivables purchase, factoring or discounting arrangement;

          (iv) rental or hire payments under leases or hire purchase agreements (whether in respect of land, machinery equipment or otherwise) entered into primarily for the purpose of raising finance;

           (v) the deferred purchase price of assets or services in respect of transactions which have the commercial effect of borrowing or which otherwise finance its or the Group's operations or capital requirements (except any such arrangements entered into in the ordinary and usual course of trading and having a term not exceeding 90 days from the date on which the liability was originally incurred);

          (vi) liabilities  in  respect  of  any  foreign  exchange   agreement,
               currency or interest purchase or swap transactions or similar arrangements;

         (vii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any share capital of any person or any warrants, rights or options to acquire such share capital in respect of transactions which have the commercial effect of borrowing or which otherwise finance its or the Group's operations or capital requirements;

        (viii) any   other   transactions   having  the   commercial  effect  of
               borrowing entered into by any person to finance its operations or capital requirements; and

          (ix) all indebtedness for borrowed money of other persons referred to in paragraphs (i) to (viii) above guaranteed directly or indirectly in any manner by such person, or having the commercial effect of being guaranteed directly or indirectly by such person by virtue of an agreement (a) to pay or purchase such indebtedness for borrowed money or to advance or supply funds for the payment or purchase of such indebtedness for borrowed money,
               (b) to purchase or lease (as lessee) property, or to purchase services, primarily for the purpose of enabling the debtor to make payments of such indebtedness for borrowed money, (c) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property of services irrespective of whether such property is received or such services are rendered) or (d) otherwise to assure any person to whom indebtedness for borrowed money is owed against loss with respect thereto;

a "BUSINESS DAY" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London, New York and Amsterdam;

a "BUSINESS DAY IN AMSTERDAM" shall be construed as a reference to a day (other than a Saturday or a Sunday) on which banks are generally open for business in Amsterdam, The Netherlands;

a "BUSINESS DAY IN LONDON" shall be construed as a reference to a day (other than a Saturday or a Sunday) on which banks are generally open for business in London, England;

a "CLAUSE" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

"ENCUMBRANCE" means any mortgage, pledge, lien (other than a lien arising solely by operation of law in the ordinary course of business), charge, assignment, hypothecation, security interest or other encumbrance or charge by way of security or any title retention right (other than in the ordinary course of trading), preferential right (other than a preferential right accorded to creditors on a liquidation solely by operation of law) or trust arrangement or other agreement or arrangement the effect of any of which is the creation of security;

"EQUIVALENT" means on any given date in one currency (the "FIRST CURRENCY") of an amount denominated in another currency (the "SECOND CURRENCY") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Facility Agent at or about 12.00 (noon) on such date for the purchase of the first currency with the second currency;

a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

"INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "MONTHS" shall be construed accordingly);

"NET ASSETS" shall be construed as a reference to the difference between (a) the aggregate of the current assets (including but not limited to Cash and cash Equivalents, Receivables and Inventories) and fixed assets (including but not limited to Total Net Tangible Fixed Assets, Loan Receivables, Investments in unconsolidated subsidiaries and affiliates and Intangible Assets) of the Borrower and (b) the aggregate of the current liabilities (including but not limited to Loans payable, Taxes payable, Accounts payable, Accrued expenses and Other current liabilities) and long term liabilities (including but not limited to Subordinated loans, Other loans, Capitalised lease commitments, Deferred income taxes and Other provisions) of the Borrower in each case as reported in the latest consolidated balance sheet of the Borrower delivered pursuant to Clause 13.1(a) (Undertakings)

a "PART" shall, subject to any contrary indication, be construed as a reference to a part hereof;

a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

a "REGULATION" refers to one of the Regulations;

a "SCHEDULE" shall, subject to any contrary indication, be construed as a reference to a schedule hereto;

a "SUBSIDIARY" of the Borrower means any company which is a subsidiary of the Borrower within the meaning of Article 24.a of Book II of the Dutch Civil Code and which is a company which is consolidated in the consolidated financial statements of the Borrower.

a "SUBSIDIARY" of a company or corporation other than the Borrower shall be construed as a reference to any company or corporation:

          (a)  which   is   controlled,   directly   or   indirectly,   by   the
               first-mentioned company or corporation;

          (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

          (c)  which   is  a   subsidiary   of   another   subsidiary   of   the
               first-mentioned company or corporation

and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

"TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a company or corporation shall be construed so as to include bankruptcy (faillissement), moratorium (surseance van betaling) and any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3 "US$", "US DOLLARS" and "DOLLARS" denote the lawful currency of the United States of America.

1.4 Save where the contrary is indicated, any reference in this Agreement to:

          (i) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

          (ii) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

          (iii) a time of day shall be construed as a reference to London time.

1.5 Clause, Part and Schedule headings are for ease of reference only.

                                     PART 2
                                  THE FACILITY

2.      THE FACILITY

2.1 GRANT OF THE FACILITY The Banks grant to the Borrower, upon the terms and subject to the conditions hereof, a dollar term loan in an aggregate amount of US$2,000,000,000.

2.2 PURPOSE AND APPLICATION The Facility is intended for the purpose of financing the Acquisition, the payment of all fees and expenses in connection therewith and, accordingly, the Borrower shall so apply through one or more of its subsidiaries all amounts drawn by it thereunder. No portion of the proceeds of any borrowing under this Agreement shall be used by the Borrower or any of its subsidiaries in any manner that would cause the borrowing or the application of such proceeds to violate any of the Regulations or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.3 NO NEED TO MONITOR APPLICATION Without prejudice to the obligations of the Borrower under Clause 2.2 (Purpose and Application), none of the Facility Agent, the Arranger or the Banks shall be obliged to concern themselves with the application of amounts raised by the Borrower hereunder.

2.4 CONDITIONS PRECEDENT DOCUMENTS The Borrower may not deliver any Notice of Drawdown hereunder unless the Facility Agent has confirmed to the Borrower and the Banks that it has received all of the documents listed in the Third Schedule and that each is in form and substance satisfactory to the Facility Agent.

2.5 NATURE OF BANKS'  OBLIGATIONS  The  obligations of each
Bank hereunder are several. The failure by a Bank to perform its obligations hereunder shall not affect the obligations of the Borrower towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder. The amounts outstanding at any time hereunder from the Borrower to any of the parties hereto shall, subject as otherwise provided herein, be a separate and independent debt and each such party shall, subject to the terms of this Agreement, be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party and it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose.

3.      AVAILABILITY OF THE FACILITY

3.1 DRAWDOWN CONDITIONS An Advance will be made by the Banks to the Borrower if:

          (i)  not  more  than  ten nor  less  than,  in the  case of the  first
               Advance, two business days, or, in the case of all other Advances, three business days, before the proposed date for the making of such Advance, the Facility Agent has received from the Borrower a Notice of Drawdown therefor, receipt of which shall oblige the Borrower to borrow the amount therein requested on the date therein stated upon the terms and subject to the conditions contained herein;

         (ii) the proposed date for the making of such Advance is a business day which is or precedes the Termination Date;

        (iii) the proposed amount of such Advance is an amount which is not less than US$50,000,000 and which is an integral multiple of US$10,000,000 (or any other amount or multiple to which the Facility Agent has given its prior written approval) and which is less than or equal to the amount of the Available Facility;

         (iv) the interest rate applicable to such Advance during its first Interest Period would not fall to be determined pursuant to Clause 6.1 (Market Disruption);

          (v) no Event of Default or Potential Event of Default has occurred and the representations set out in Clause 12 (Representations) which are to be repeated pursuant to the relevant Notice of Drawdown are true on and as of the proposed date for the making of such Advance (as if references therein to Original Consolidated Financial Statements were references to the most recent set of annual consolidated audited financial statements delivered by the Borrower to the Facility Agent pursuant to Clause 13.1);

          (vi) no event of default or potential event of default, howsoever described (which has not been waived in accordance with its terms) has occurred for any reason or would result from the making of such Advance in relation to (a) borrowed money of the Borrower having a principal amount which, when aggregated with the principal amounts of all other borrowed money to which this Clause 3.1(vi)(a) applies, exceeds US$25,000,000 or (b) borrowed money of any member of the Target Group having a principal amount which, when aggregated with the principal amounts of all other borrowed money to which this Clause 3.1(vi)(b) applies, exceeds US$200,000,000;

         (vii) the Tendered  Shares  shall have been  validly  tendered to Ahold
               Acquisition, shall be free and clear of all encumbrances and restrictions to purchase imposed by applicable law or otherwise and shall be available for purchase in accordance with the terms and conditions set forth in the Tender Offer Documents and Ahold Acquisition shall be obliged to pay the purchase price for the Tendered Shares;

        (viii) no court or governmental or regulatory agency, body or authority shall have issued any permanent or temporary injunction or other order or decree or passed any law, rule or regulation, prohibiting or delaying consummation of the Tender Offer or the Merger and the transactions contemplated by the Transaction Documents or making the Tender Offer, the Merger or any such transaction illegal;

          (ix) Ahold Acquisition (a) shall have acquired (or shall acquire simultaneously with utilisation of the Facility) all of the Class AC Shares and Class AL Shares and such shares shall constitute 100% of the issued and outstanding shares of voting stock of Target; (b) upon such acquisition, shall hold such shares free and clear of all liens, encumbrances, options, rights and restrictions; (c) upon such acquisition, shall be entitled to vote such shares without restriction and (d) shall have acquired (or shall acquire simultaneously with utilisation of the Facility) such shares under the terms and conditions of the Stock AC Purchase Agreement and Stock AL Purchase Agreement,
               respectively, all of the conditions to which shall have been satisfied without waiver or amendment, except as may have been approved by the Facility Agent;

           (x) none of the conditions to the Tender Offer as set out in Section 14 of the Offer to Purchase for Cash shall have occurred;

          (xi) the making of the Advance and the use of proceeds by the Borrower and its subsidiaries thereof shall not contravene any law of regulations of any jurisdiction, including, without limitation, the Regulations;

         (xii) the Existing Facilities shall have been amended in the manner agreed to with the Facility Agent such that borrowings thereunder can be utilized to purchase Class A Shares in compliance with the Regulations;

        (xiii) each of the Transaction Documents shall be in full force and effect and no provision of any of the Transaction Documents shall have been amended, supplemented, waived or otherwise modified in any material respect without the prior written consent of the Facility Agent;

         (xiv) all necessary approvals, consents and authorisations for the making of the Acquisition and the consummation of each of the transactions contemplated by the Transaction Documents shall have been obtained or given and all applicable waiting periods (including, without limitation, that under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, of the United States) shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Tender Offer, the Merger or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired; and

          (xv) there would not, immediately after the making of such Advance, be more than ten Advances outstanding.

3.2 EACH BANK'S PARTICIPATION Each Bank will participate through its Facility Office in each Advance made pursuant to Clause 3.1 (Drawdown Conditions) in the proportion borne by its Available Commitment to the Available Facility immediately prior to the making of that Advance.

3.3 REDUCTION OF AVAILABLE COMMITMENT If a Bank's Available Commitment is reduced in accordance with the terms hereof after the Facility Agent has received the Notice of Drawdown for an Advance, then the amount of that Advance shall be reduced accordingly.


                                     PART 3
                                    INTEREST

4. INTEREST PERIODS

4.1 INTEREST PERIODS The period for which an Advance is outstanding shall be divided into successive periods each of which (other than the first) shall start on the last day of the preceding such period.

4.2 DURATION The duration of each Interest Period shall, save as otherwise provided herein, be one, two, three or six months (or such other period which may be agreed by the Banks), in each case as the Borrower may by not less than five business days' prior notice to the Facility Agent select Provided that:

          (i) if the Borrower fails to give such notice of its selection in relation to an Interest Period, the duration of that Interest Period shall, subject to paragraphs (ii) and (iii) below, be three months;

          (ii) any Interest Period which begins during or at the same time as any other Interest Period shall end at the same time as that other Interest Period; and

         (iii) any Interest Period, which would otherwise end during the month preceding, or extend beyond, the Repayment Date, shall end on the Repayment Date.

4.3 CONSOLIDATION OF ADVANCES If two or more Interest Periods end at the same time, then, on the last day of those Interest Periods, the Advances to which they relate shall be consolidated into and treated as a single Advance.

4.4 DIVISION OF ADVANCES The Borrower may, by not less than five business days' prior notice to the Facility Agent, direct that any Advance shall, at the beginning of any Interest Period relating thereto, be divided into (and thereafter, save as otherwise provided herein, treated in all respects as) two or more Advances in such amounts (in aggregate, equalling the amount of the Advance being so divided) as shall be specified by the Borrower in such notice Provided that the Borrower shall not be entitled to make such a direction if any Advance thereby coming into existence would be of an amount less than US$50,000,000 and other than an integral multiple of US$10,000,000.

5. PAYMENT AND CALCULATION OF INTEREST

5.1 PAYMENT OF INTEREST On the last day of each Interest Period the Borrower shall pay accrued interest on the Advance to which such Interest Period relates Provided that if any Advance has an Interest Period of more than six months, accrued but unpaid interest shall also be paid on the last day of each successive period of six months which occurs during such Interest Period.

5.2 CALCULATION OF INTEREST The rate of interest applicable to an Advance from time to time during an Interest Period relating thereto shall be the rate per annum which is the sum of the Applicable Margin and LIBOR on the Quotation Date therefor.

5.3 ACCRUED INTEREST In addition to any interest which shall have accrued on any Advance pursuant to Clause 5.2 (Calculation of Interest) if any Advance is outstanding on 31 December, 1998 (the amount of such Advance then outstanding, the "relevant portion" of such Advance) the Borrower shall, on the last day of the then current Interest Period in relation to that Advance, pay to the Facility Agent for the account of the Banks an amount equal to the interest which would have accrued on the relevant portion of that Advance from and including the earlier of (i) 1 October, 1998 and (ii) the Drawdown Date in relation to that Advance to and including 31 December, 1998 had such interest accrued in accordance with the provisions hereof at the rate of 0.3% per annum.

6. ALTERNATIVE INTEREST RATES

6.1 MARKET DISRUPTION If:

          (i) the Facility Agent determines that at or about 11.00 a.m. (London time) on the Quotation Date for an Interest Period in respect of an Advance none of the Reference Banks was offering to prime banks in the London Interbank Market deposits in dollars for the proposed duration of such Interest Period; or

          (ii) before the close of business in London on the Quotation Date for an Interest Period in respect of an Advance, the Facility Agent has been notified by a Bank or each of a group of Banks to whom in aggregate thirty-five per cent. or more of such Advance is (or, in the case of an undrawn Advance, if such Advance were then made, would be) owed that the rate at which such deposits were being so offered does not accurately reflect the cost to it of obtaining such deposits, then, notwithstanding the provisions of Clause 4 (Interest Periods) and Clause 5 (Payment and Calculation of Interest):

          (a) if paragraph (i) above applies, the duration of that Interest Period shall be one month or, if less, such that it shall end on the Repayment Date; and

          (b) if either paragraph (i) or (ii) above applies, the rate of interest applicable to such Advance from time to time during such Interest Period shall be the rate per annum which is the sum of the Applicable Margin and the rate per annum determined by the Facility Agent to be the arithmetic mean (rounded upwards to four decimal places) of the rates notified by each Bank to the Facility Agent before the last day of such Interest Period to be those which express as a percentage rate per annum the cost to each Bank of funding from whatever sources it may select its portion of such Advance during such Interest Period.

6.2 SUBSTITUTE BASIS OR REPAYMENT If (i) either of those events mentioned at paragraphs (i) and (ii) in Clause 6.1 (Market Disruption) occurs in relation to an Advance and an Interest Period during which such Advance is (or was) to be outstanding in dollars or (ii) by reason of circumstances affecting the London Interbank Market during any period of three consecutive business days none of the Reference Banks offers deposits in dollars to prime banks in the London Interbank Market, then:

          (i) the Facility Agent shall notify the Borrower and the Banks of such event;

          (ii) if the Facility Agent so requires, within five days of such notification the Facility Agent and the Borrower shall enter into negotiations with a view to agreeing a substitute basis (1) for determining the rates of interest from time to time applicable to the Advances and/or (2) upon which the Advances may be maintained (whether in dollars or some other currency) thereafter and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto Provided that the Facility Agent may not agree any such substitute basis without the prior consent of an Instructing Group; and

         (iii) if the Facility Agent has required the Borrower to enter into such negotiations, the Facility Agent may declare (any such declaration to be binding on the Borrower) that each Advance shall become due and payable on the last day of its then current Interest Period unless by then a substitute basis has been agreed in relation thereto.

                                     PART 4
                     REPAYMENT, CANCELLATION AND PREPAYMENT

7. REPAYMENT

The Borrower shall repay the Loan in full on the Repayment Date.

8. CANCELLATION AND PREPAYMENT

8.1 CANCELLATION The Borrower may, by giving to the Facility Agent not less than ten days' prior written notice to that effect, cancel the whole or any part (being, if in part, an amount of not less than US$50,000,000 and an integral multiple of US$10,000,000) of the Available Facility. Any such cancellation shall reduce the Available Commitments of the Banks rateably.

8.2 PREPAYMENT At any time after cancellation in accordance with Clause 8.1 of the whole of the Available Facility, the Borrower may, if it has given to the Facility Agent not less than fifteen days' prior written notice to that effect and subject to Clause 15.4 (Broken Periods), prepay without premium or penalty the whole of any Advance or any part of any Advance (and, if in part, in a minimum amount of US$50,000,000 and an integral multiple of US$10,000,000).

8.3 MANDATORY PREPAYMENT At any time when the Loan or any other amount remains outstanding or payable hereunder, the Borrower shall apply or procure the application of, within three (3) business days of receipt, any proceeds received pursuant to any issue by it of any shares or other similar securities either:

          (i)  in repayment and permanent reduction of the Loan; or

          (ii) in purchase of Class A Shares tendered to the Borrower or Ahold Acquisition for purchase pursuant to the Tender Offer.

8.4 NOTICE OF CANCELLATION OR PREPAYMENT Any notice of cancellation or prepayment given by the Borrower pursuant to Clause 8.1 (Cancellation) or Clause
8.2 (Prepayment) shall be irrevocable, shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment and, in the case of a notice of prepayment, shall oblige the Borrower to make such prepayment on such date.

8.5 REPAYMENT OF A BANK'S SHARE OF THE LOAN If any Bank claims indemnification from the Borrower under Clause 9.2 (Tax Indemnity) or Clause 11.1 (Increased Costs) and within thirty days thereafter the Facility Agent receives from the Borrower at least ten days' prior written notice (which shall be irrevocable) of the Borrower's intention to repay such Bank's share of the Loan, the Borrower shall on the last day of each of the then current Interest Periods repay such Bank's portion of the Advance to which such Interest Period relates.

8.6 NO FURTHER ADVANCES A Bank for whose account a repayment is to be made under Clause 8.5 (Repayment of a Bank's Share of the Loan) shall not be obliged to participate in the making of Advances on or after the date upon which the Facility Agent receives the Borrower's notice of its intention to repay such Bank's share of the Loan, on which date such Bank's Available Commitment shall be reduced to zero.

8.7 REPAYMENTS AND NO REBORROWING The Borrower shall not repay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement and shall not be entitled to reborrow any amount repaid.

8.8 NOTIFICATION OF CANCELLATION OR PREPAYMENT The Facility Agent shall promptly notify each of the Banks of any notice of cancellation or prepayment received by it from the Borrower pursuant to Clause 8.1 (Cancellation) or Clause 8.2 (Prepayment).

                                     PART 5
                            CHANGES IN CIRCUMSTANCES

9. TAXES

9.1 TAX GROSS-UP All payments to be made by the Borrower to any person hereunder shall be made free and clear of and without deduction for or on account of tax unless the Borrower is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

9.2 TAX INDEMNITY Without prejudice to the provisions of Clause 8.1 (Cancellation), if any person or the Facility Agent on its behalf is required to make any payment on account of tax or otherwise (not being a tax imposed on the net income of any Facility Office by the jurisdiction in which it is incorporated or in which such Facility Office is located) on or in relation to any sum received or receivable hereunder by such person or the Facility Agent on its behalf (including, without limitation, any sum received or receivable under this Clause 9) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such person or an Facility Agent on its behalf, the Borrower shall, upon demand of the Facility Agent, promptly indemnify such person against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.

9.3 CLAIMS BY BANKS Any person intending to make a demand pursuant to Clause 9.2 (Tax Indemnity) shall notify the Borrower (through the Facility Agent in the case of a Bank) in reasonable detail of the event by reason of which it is entitled to do so Provided that nothing herein shall require such person to disclose any confidential information relating to the organisation of its affairs.

10. TAX RECEIPTS

10.1 NOTIFICATION OF REQUIREMENT TO DEDUCT TAX If, at any time, the Borrower is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Borrower shall promptly notify the Facility Agent upon becoming aware of the same.

10.2 EVIDENCE OF PAYMENT OF TAX If the Borrower makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Facility Agent for each Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority (if any) or other written evidence of payment as the Borrower can provide evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

11. CHANGES IN CIRCUMSTANCES

11.1 INCREASED COSTS If, by reason of (i) any change in law or in its interpretation or administration and/or (ii) compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority (including, without limitation, a request or requirement which affects the manner in which a Bank or any holding company of such Bank is required to or does maintain capital resources having regard to such Bank's obligations hereunder and to amounts owing to it hereunder):

          (a) a Bank or any holding company of such Bank incurs a cost as a result of such Bank's having entered into and/or performing its obligations under this Agreement and/or assuming or maintaining a commitment under this Agreement and/or its participating in or making one or more Advances;

          (b) a Bank or any holding company of such Bank is unable to obtain the rate of return on its overall capital which it would have been able to obtain but for such Bank having entered into and/or performing its obligations and/or assuming or maintaining a commitment under this Agreement;

          (c) there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the Advances made or to be made by such Bank hereunder; or

          (d) a Bank or any holding company of such Bank becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on the net income of any Facility Office of such Bank by the jurisdiction in which it is incorporated or in which such Facility Office is located) on or calculated by reference to the amount of the Advances made or to be made by such Bank hereunder and/or to any sum received or receivable by it hereunder, then the Borrower shall, from time to time on demand of the Facility Agent, promptly pay to the Facility Agent for the account of that Bank amounts sufficient to indemnify that Bank or any such holding company against, as the case may be, (1) such cost, (2) such reduction in such rate of return (or such proportion of such reduction as is, in the opinion of that Bank, attributable to its obligations hereunder), (3) such increased cost (or such proportion of such increased cost as is, in the opinion of that Bank, attributable to its funding or maintaining Advances) or (4) such liability.

11.2 INCREASED  COSTS CLAIMS A Bank intending to make a claim pursuant to Clause
11.1 shall notify the Facility Agent in reasonable detail of the event by reason of which it is entitled to do so, whereupon the Facility Agent shall notify the Borrower thereof Provided that nothing herein shall require such Bank to disclose any confidential information relating to the organisation of its affairs.

11.3 ILLEGALITY If, at any time, it is unlawful for a Bank to make, fund or allow to remain outstanding all, any or part of its share of the Advances made or to be made by it hereunder then that Bank shall, promptly after becoming aware of the same, deliver to the Borrower through the Facility Agent a certificate to that effect and, unless such illegality is avoided in accordance with Clause 11.4 (Mitigation):

         (i)      such Bank shall not thereafter be obliged to make any Advances
                  and  the  amount  of  its   Available   Commitment   shall  be
                  immediately reduced to zero; and

         (ii) if the Facility Agent on behalf of such Bank so requires, the Borrower shall on such date as the Facility Agent shall have specified repay such Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank hereunder.

11.4 MITIGATION If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

          (i) the reduction of its Commitment to zero pursuant to Clause 11.3 (Illegality);

         (ii) an increase in the amount of any payment to be made to it or for its account pursuant to Clause 9.1 (Tax Gross-Up); or

        (iii)  a  claim  for   indemnification   pursuant  to  Clause  9.2  (Tax
               Indemnity) or Clause 11.1 (Increased Costs),

then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of the Borrower under any of the Clauses referred to in (i), (ii) or (iii) above such Bank shall promptly upon becoming aware of the same notify the Facility Agent thereof and, in consultation with the Facility Agent and the Borrower and to the extent that it can do so without prejudice to its own position, take reasonable steps to mitigate the effects of such circumstances including the transfer of its Facility Office Provided that such Bank shall be under no obligation to take any such action if, in the opinion of such Bank, to do so might have any material adverse effect upon its business, operations or financial condition.

                                     PART 6
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

12. REPRESENTATIONS AND WARRANTIES

12.1 The Borrower represents and warrants to the Facility Agent and each of the Banks that:

          (i) it is a public company with limited liability ("naamloze vennootschap") duly incorporated and validly existing under the laws of The Netherlands and has the corporate power to own its property and assets and to carry on its business as it is now being conducted and that each of Ahold U.S.A., Inc. and Ahold Acquisition is a corporation, duly incorporated and validly existing under the laws of the State of Delaware and has the corporate power and authority to own its property and assets, to carry on its business and to enter into and perform those Transaction Documents to which it is expressed to be a party and to consummate all transaction contemplated thereunder;

         (ii) it has the corporate power to enter into and perform this Agreement and each of the Transaction Documents and the transactions contemplated hereby and thereby and to borrow hereunder and has taken all necessary actions to authorise the borrowing of Advances upon the terms and conditions of this Agreement and to authorise the execution, delivery and performance of this Agreement and each of the Transaction Documents in accordance with their respective terms; each of Ahold Acquisition and Ahold U.S.A., Inc. has the corporate power to enter into and perform, to the extent applicable, each of the Transaction Documents to which it is expressed to be a party (or to which it becomes a party or in relation to which any rights or obligations thereunder are assigned to or assumed by it) and the transactions contemplated thereby and has taken all necessary actions to authorise the execution, delivery and performance, to the extent applicable, of each of the Transaction Documents to which it is a party (or to which it becomes a party or in relation to which any rights or obligations thereunder are assigned to or assumed by it) in accordance with their respective terms;

        (iii) this Agreement (in the case of the Borrower) and each of the Transaction Documents to which the Borrower and/or Ahold Acquisition is expressed to be a party (or to which it becomes a party or in relation to which any rights or obligations thereunder are assigned to or assumed by it) constitutes and will at all times constitute its and Ahold Acquisition's legal, valid and binding obligations, enforceable in accordance with their terms;

         (iv) its indebtedness under this Agreement is its direct, unconditional and general indebtedness and ranks, and will at all times rank, pari passu with all other unsecured indebtedness and liabilities (actual or contingent) (with the exception of any indebtedness and liabilities preferred by law and deferred or subordinated indebtedness) issued, created or assumed now or in the future or for which it is now or may at any time in the future otherwise be or become responsible;

          (v) the Original Consolidated Financial Statements (copies of which have been provided to each of the Banks) were prepared in accordance with accounting principles generally accepted in The Netherlands and fairly present its condition and that of the Group at the date to which they were prepared and its results and the results of the Group for the year then ended; there has been no material adverse change in its financial position or in the financial position of the Group, taken as a whole, since that date which might have a material adverse effect on its ability to perform its obligations under this Agreement or under any of the Transaction Documents, and such accounts included all significant liabilities (including contingent liabilities) Provided that it is hereby agreed that, without prejudice to Clause 13(vii), a reduction in the tangible net worth of the Group, an increase in borrowed monies or a lower ratio of operating earnings before income taxes plus Net Interest Expense (as defined in Clause 13(vii)) to Net Interest Expense following the Acquisition Date shall not constitute a material adverse change for the purposes of this Clause;

          (vi) since the date on which the Original Consolidated Financial Statements were prepared there has been no material adverse change in its or the Group's financial or trading condition or prospects which could have a material adverse effect on its ability to perform or comply with its obligations under this Agreement or any of the Transaction Documents;

         (vii) no Event of Default or Potential Event of Default has occurred and is continuing unremedied, nor will any Event of Default or Potential Event of Default result from the making of any Advance;

        (viii) its execution, delivery and performance of this Agreement and each of the Transaction Documents and the borrowing of Advances hereunder do not and will not violate in any respect any provisions of (i) any applicable law or judgement of The Netherlands, or any relevant jurisdiction, or (ii) any mortgage, contract, other undertaking or instrument to which it is a party or which is binding upon it or any of its assets and does not and will not result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any such mortgage, contract or other undertaking or instrument;

          (ix) no litigation, arbitration or administrative proceedings are presently current or pending or, to the best of its knowledge threatened, which would or might have a material adverse effect on its ability to perform its obligations under this Agreement or under any of the Transaction Documents;

           (x) all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it and Ahold Acquisition lawfully to enter into (to the extent applicable), exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement and each of the Transaction Documents to which it is expressed to be a party (or to which it becomes a party or in relation to which any rights or obligations thereunder are assigned to or assumed by it), (b) to ensure that the obligations expressed to be assumed by it and Ahold Aquisition in this Agreement and each of the Transaction Documents to which it is expressed to be a party (or to which it becomes a party or in relation to which any rights or obligations thereunder are assigned to or assumed by it) are legal, valid and binding and (c) to make this Agreement and each of the Transaction Documents to which it is expressed to be a party (or to which it becomes a party or in relation to which any rights or obligations thereunder are assigned to or assumed by it) admissible in evidence in the Netherlands have been done, fulfilled and performed;

          (xi) no member of the Group or the Target Group is in breach of or in default under any agreement in respect of borrowed money (save, in respect of any guarantees, where liability under such guarantee is being contested by the Borrower or a Material Subsidiary in good faith) to which it is a party or which is binding on it or any of its assets save for any such agreement in relation to borrowed money having a principal or capital amount which, when aggregated with the principal or capital amounts payable under all other agreements in respect of borrowed money under which (a) the Borrower is in breach or default, does not exceed US$25,000,000 or (b) a member of the Target Group is in breach or default, does not exceed US$200,000,000;

         (xii) all of the written information supplied by it or Ahold Acquisition to the Facility Agent, the Arranger and the Banks in connection herewith, with the Information Memorandum or with any of the Transaction Documents is true, complete and accurate in all material respects and it is not aware of any material facts or circumstances that have not been disclosed to the Facility Agent, the Arranger and the Banks and which might, if disclosed, adversely affect the decision of a person considering whether or not to provide finance to it;

        (xiii) neither it nor any of its subsidiaries has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it or any of its subsidiaries for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues;

         (xiv) it is conducting, in all material respects, its business and operations in compliance with all laws and regulations and all directives of governmental authorities having the force of law applicable or relevant to it;

          (xv) it owns and has good and marketable title to all of its material property;

         (xvi) to the best of its knowledge, it and each member of the Target Group is in compliance, in all material respects, with all Environmental Laws and it has obtained and is in compliance with, in all material respects, all Environmental Permits necessary for its operations;

        (xvii) to the best of its knowledge, there are no circumstances which have led, or could lead, to a competent authority or a third party taking any action or making a claim under any Environmental Laws including the requirement to clean up any contaminated land or the revocation, suspension, variation or non-renewal of any Environmental Permits or to any member of the Group or Target Group having to take action to avert the possibility of any such action or claim;

       (xviii) each  material  representation  contained in each  Transaction
               Document is true;

         (xix) no party to any Transaction Document is in material breach thereunder;

          (xx) each permit, license, approval and consent required in relation to the Transaction Documents has been given or obtained and is in full force and effect, and no event has occurred which permits (or with the passage of time would permit) the revocation or termination of any such permit, license, approval or consent or the imposition of any restriction thereon;

         (xxi) there has been no amendment, variation, revision or waiver of the terms of the Tender Offer as set out in the Tender Offer Documents from the form approved by the Arranger immediately prior to the signing hereof and no provision of any Transaction Document has been amended, supplemented, waived, revised or otherwise modified in any material respect without the prior written consent of the Arranger;

        (xxii) the borrowings made hereunder and under the Existing Facilities will not violate, or give rise to a violation of, any of the Regulations. No member of the Group or any agent acting in their behalf has taken or will take any action which would cause this Agreement or any of the documents or instruments delivered pursuant hereto, any borrowing hereunder or use of proceeds thereof to violate any Regulation or to violate the Exchange Act or any applicable US federal or state securities laws;

       (xxiii) the  Borrower  is  not subject to  regulation  under  the  United
               States Public Utility Holding Company Act of 1935, the United States Federal Power Act or the United States Investment Company Act of 1940 or to any United States federal or state statute or regulation limiting its ability to incur indebtedness; the Borrower is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the U.S. Investment Company Act of 1940 (15 U.S.C. ss.ss. 80a-1. et seq.); and none of the transactions contemplated by this Agreement will violate such Act; and

        (xxiv) the aggregate liabilities of each Material US Subsidiary and the ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date hereof, would not have a material adverse effect upon the financial condition of any Material US Subsidiary; each Employee Plan is in compliance in all material respects in form and operation with ERISA and the Code; except as disclosed, each Employee Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified as to form, and, to the knowledge of the Borrower, nothing has occurred since the date of such determination that would adversely affect such determination; the fair market value of the assets of each Employee Plan subject to Title IV of ERISA is at least equal to the present value of the "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Employee Plan determined using the actuarial assumptions and method used by the actuary to such Employee Plan in its most recent valuation of such Employee Plan; there are no actions, suits, or claims pending against or with respect to any Employee Plan (other than routine claims for benefits) which would cause any Material US Subsidiary to incur a material liability or to the knowledge of such Material US Subsidiary, which could reasonably be expected to be asserted against or with respect to any Employee Plan which would cause such Material US Subsidiary to incur a material liability; each of the Target and the ERISA Affiliates has made all material contributions to or under each such Employee Plan, or any contract or agreement requiring contribution to an Employee Plan; none of any Material US Subsidiary or any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions each in a manner which would cause such Material Subsidiary to incur a material liability; and none of such Material US Subsidiary nor any of the ERISA Affiliates has incurred or reasonably expects to incur any material liability to PBGC other than for premiums under Section 4007 of ERISA;

12.2 The representations set out in Clause 12.1 shall be deemed to be repeated on the first day of each Interest Period by reference to the facts and circumstances then subsisting provided that any reference to "Original Consolidated Financial Statements" shall be deemed to be a reference to the most recent set of annual audited financial statements delivered by the Borrower to the Facility Agent pursuant to Clause 13.1.

13. UNDERTAKINGS

The Borrower undertakes that from and after the date hereof and until all sums due and to become due from the Borrower under this Agreement have been paid or repaid and the Facility shall no longer exist:

           (i) (a) it will deliver to the Facility Agent and each of the Banks as soon as the same are available (and in any event no later than 180 days after the end of the relevant financial year) its audited  consolidated  (and  unconsolidated to the extent that any Bank shall have to comply with any regulations imposed on it in relation to the provision of financial information by the Borrower) profit and loss account for such financial year and its audited consolidated (and unconsolidated to the extent that any Bank shall have to comply with any regulations imposed on it in relation to the provision of financial information by the Borrower) balance sheet as at the end of such financial year prepared in conformity with generally accepted accounting principles in The Netherlands applied on a basis consistent with those of the preceding financial year, or if not prepared on a consistent basis, containing or accompanied by an adequate explanation of the consequences of any such inconsistency;

               (b) it will promptly send to the Facility Agent and each of the Banks two copies of any interim report or accounts or any other notice or communication sent by it to its shareholders in their capacity as such or to any stock exchange on which its shares are listed;

               (c) it will forthwith upon a request to that effect, provide the Facility Agent with such additional financial information or other information as the Facility Agent or any Bank through the Facility Agent may from time to time reasonably require (including, without limitation, information that the Facility Agent or any Bank may reasonably require in order to determine the ratios referred to in Clause 13(vii) in respect of any financial period) and upon receipt of a written request to that effect from the Facility Agent, confirm to the Facility Agent that, save as previously notified to the Facility Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred;

               (d) it will annually as soon as possible after the end of its financial year (but in no event later than 90 days after the end of the relevant financial year) furnish the Facility Agent with a certificate to the effect that the
                    representations   and   warranties  set  out  in  Clause  12
                    (Representations and Warranties) hereof are true and accurate on and as of that time as if made at that time;

               (e) without prejudice to Clause 13(i)(c), it will as soon as possible after the end of each quarter of each financial year (but in no event later than 90 days after the end of the relevant quarter of such financial year) furnish the Facility Agent in sufficient copies for the Banks with its interim report in respect of such financial quarter, such interim report to contain such information as may be required to enable the Facility Agent and the Banks to calculate the ratios contained in Clause 13(vii) as at or during the four quarter period ending on (as the case may be) the last day of the relevant quarter of such financial year and a duly signed certificate by one of its duly authorised officers stating that the covenants set out in Clause 13(vii) were complied with during the four quarter period ending at the end of such quarter;

          (ii) it will promptly give written notice to the Facility Agent of any Event of Default and of any Potential Event of Default or of the occurrence of any such event in relation to a subsidiary as if the references to Borrower in Clause 14 (Events of Default) were references to a subsidiary and if, in such latter case, such event could have a material adverse affect on the ability of any Borrower to perform its obligations under this Agreement or under any of the Transaction Documents, at the same time informing the Facility Agent of any action taken or proposed to be taken by the Borrower in connection therewith;

         (iii) it will not without the Banks' prior written consent create or permit to be created or to subsist and will ensure that none of its subsidiaries will without the Banks' prior written consent create or permit to be created or to subsist any encumbrance on or over the whole or any part of its assets (present or future); Provided that (x) the foregoing shall not prohibit any encumbrances upon any Margin Stock; and (y) the Banks hereby consent to (i) encumbrances to secure indebtedness for borrowed money to be created or to subsist over assets and revenues not in excess of 15% of the total consolidated net assets of the Group according to the audited consolidated financial statements of the Group most recently delivered to the Facility Agent pursuant to Clause 13(i)(a), and (ii) encumbrances created or consented to by any member of the Group prior to the date of this Agreement Provided that the Borrower has notified the Facility Agent in writing of such encumbrances providing to the Facility Agent full details thereof, such notice to be received by the Facility Agent not later than the date hereof;

          (iv) it will, if the consent (other than the consent granted pursuant to (y)(i) or (ii) of sub-clause (iii) above) of the Banks is required pursuant to sub-clause (iii) above and such consent is forthcoming in relation to any encumbrance, create to the satisfaction of the Banks in favour of the Banks (or the Facility Agent on behalf of the Banks) the same encumbrance or such other encumbrance or encumbrances as the Banks in their absolute discretion shall deem not materially less beneficial to them than the encumbrance in respect of which such consent is given to secure, in each case, all sums due and to become due from the Borrower under this Agreement Provided that the foregoing shall not apply to any Margin Stock;

          (v) it will forthwith notify the Facility Agent of any litigation or administrative or arbitration proceedings in or by any court, tribunal, arbitrator or governmental or municipal authority in process, pending or threatened against any member of the Group or any of their respective assets which might have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or under any of the Transaction Documents;

          (vi) it will use its best endeavours to obtain and maintain and cause Ahold Acquisition to obtain and maintain all authorisations, approvals, consents, licenses and exemptions and it will make all necessary filings and registrations as may be required under any applicable law or regulation (which expression shall include, without limitation, the Regulations and applicable federal and state securities laws) to enable it to perform its obligations under this Agreement and to enable it and Ahold Acquisition to perform their respective obligations under each of the Transaction Documents, or required for the validity or enforceability of this Agreement or any of the Transaction Documents and will comply with the terms of the same; and

         (vii) it will ensure at all times that the consolidated financial condition of the Group, as evidenced by the Borrower's most recent audited annual consolidated financial statements (adjusted to take account of any changes in circumstances which occur after the date as of which such audited annual consolidated financial statements were prepared), shall be such that the ratio of operating earnings before income taxes plus Net Interest Expense to Net Interest Expense determined on a rolling four quarter average basis is not less than 3.00:1.00.

               The  expressions  used in this  Clause  13(vii)  shall  have  the meanings attributed thereto in the consolidated financial statements of the Group (which shall comply with Clause 13(i) and shall be construed in accordance with generally accepted accounting principles in The Netherlands) but so that "Net Interest Expense" shall equal interest expense minus interest income.

               Finally, "determined on a rolling four quarter average basis", means in relation to the ratio referred to above, such ratio tested at the end of each Quarterly Financial Period by taking the average of such ratios calculated for each of such Quarterly Financial Period and the three immediately preceding Quarterly Financial Periods where "QUARTERLY FINANCIAL PERIOD" means a financial quarter of a financial year of the Borrower;

        (viii) it shall procure that each member of the Group maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by such member of the Group whose practice is not to self insure;

          (ix) it shall ensure that each of its subsidiaries shall comply, in all material respects, with all Environmental Laws and Environmental Permits applicable from time to time to all or any part of its business or assets;

          (x) it shall ensure that each of its subsidiaries shall not allow any circumstances to arise which could lead to a competent authority or a third party taking action or making a claim under any Environmental Laws including the requirement to clean up any contaminated land or the revocation, suspension, variation or non-renewal of any Environmental Permits or to it or any such subsidiary having to take action to avert the possibility of any such action or claim which action or claim would have a material adverse effect on the Group;

          (xi) within four days of the receipt of notice of the same, it shall give full particulars (and if requested a copy of any written particulars received by the relevant member of the Group) to the Facility Agent of any material notice, order, direction, designation, resolution or proposal having application to all or any part of its business or assets or that of any of its subsidiaries or to the area in which such business or assets are situate or to any real property owned, leased, used or operated by any member of the Group given or made by any planning authority or other public body or authority whatsoever under or by virtue of Environmental Laws or any other statutory power whatsoever or in pursuance of the powers conferred by any other statute whatsoever; and

         (xii) if so required by the Facility Agent, without delay and at the cost of the Borrower, take all reasonable or necessary steps to comply with any such notice or order referred to in Clause 13(xi) above and at the request of any Bank, without delay and at the cost of the Borrower, make or join with the Facility Agent in making such objection or objections or representations against or in respect of any proposal for such a notice or order as the Facility Agent shall deem expedient;

        (xiii) it shall not and it shall ensure that Ahold Acquisition shall not:

               (a) amend, vary or revise in any material respect the Tender Offer or any Transaction Document without the prior written consent of the Facility Agent; or

               (b) waive, in whole or in part, any of the conditions of the Tender Offer or any Transaction Document without the prior written consent of the Facility Agent.

         (xiv) it shall and it shall ensure that Ahold Acquisition shall:

               (a) have made the Tender Offer on the terms detailed in the Offer to Purchase for Cash and the other Transaction Documents;

               (b) in relation to the Tender Offer, comply in all respects with all relevant laws and regulations and all requirements of relevant regulatory authorities (including, without limitation, the Regulations and applicable federal and state securities laws);

               (c) make available to the Facility Agent without delay all proofs of the Transaction Documents and all publicity material, press releases and other documents submitted or filed with the SEC or published in relation to the Tender Offer by or on behalf of Ahold Acquisition and, at the request of the Facility Agent, provide the Facility Agent with any material information in the possession of Ahold Acquisition relating to the Tender Offer as the Facility Agent may reasonably request;

          (xv) use reasonable endeavours to ensure that no publicity material, press releases or other documents in relation to the Tender Offer are published or released by it or on behalf of Ahold Acquisition or its or their advisers which refer to any of the Facility Agent, the Arranger or the Banks, the Facility Agreement or the Facility unless such reference and the context in which it appears have previously been approved by the Facility Agent and the Banks (such approval not to be unreasonably withheld or delayed) and the Facility Agent and the Banks shall not withhold such approval if such publication or release is required by law;

         (xvi) as far as possible, it shall promptly consult with the Facility Agent before taking any action in connection with the Tender Offer (other than effecting amendments that (i) relate only to
               (a) an extension of time during which the Offer to Purchase for Cash remains outstanding, (b) discussions with the appropriate authorities relating to an anti-trust regulatory clearance or (c) the results of the Tender Offer), in particular (without limitation) before taking any of the actions referred to above;

        (xvii) after the Tender Offer is consummated, it shall use all reasonable endeavours to acquire all of the Tendered Shares as soon as reasonably practicable in accordance with the terms of the Tender Offer, and applicable laws and regulations (including, without limitation, the Regulations and applicable federal and state securities laws);

       (xviii) as soon as possible after Target becomes a subsidiary of the Borrower, it will (a) review the composition of the board of directors of Target so as to ensure that it controls such board and (b) consummate the Merger;

         (xix) it shall notify the Facility Agent on a regular basis (and in any event at least once per week) of the number of Class A Shares tendered in connection with the Tender Offer, notify the Facility Agent (if requested by the Facility Agent) of any information furnished to the Antitrust Division of the Department of Justice of the United States of America (the "ANTITRUST DIVISION") and/or the Federal Trade Commission and/or the applicable State Attorneys General and keep the Facility Agent informed of the details of all discussions held by the Borrower, Ahold Acquisition and/or Target with the Antitrust Division and/or the Federal Trade Commission until such time as the Tender Offer either is withdrawn, lapses or is consummated;

          (xx) it shall, and shall cause each of its subsidiaries to, comply with the terms of the Transaction Documents;

         (xxi) it will not cancel any of the Existing Facilities; and

        (xxii) it shall, as soon as practicably possible, arrange for the Merger Document to be duly entered into or, as the case may be, duly filed.

          Nothing contained in this Agreement shall restrict the ability of the Borrower or any of its subsidiaries from selling, pledging or otherwise disposing of any assets which, at the time in question, constitute Margin Stock, or cause or enable any one or more Banks to cause any or all of the Advances or other payment obligations owed by the Borrower hereunder to become due and payable or enable any one or more of the Banks to take any of the actions specified in Clause 14.1(a) or (b) below solely as a result of any such sale, pledge or disposition.

14. EVENTS OF DEFAULT

14.1 EVENTS OF DEFAULT If:

          (i) the Borrower fails to pay any principal, interest or other sum on the day of the same becoming due and payable pursuant to this Agreement;

          (ii) any representation, warranty or statement made or (deemed to be) repeated by the Borrower in this Agreement or in any certificate, statement, opinion or other document contemplated hereby proves to be untrue or incorrect in a respect which is, in the opinion of an Instructing Group, material at the time such certificate statement, opinion or document is made or repeated (or deemed to be made or repeated) or expressed or any representation or warranty of any party to any Transaction Document proves to be incorrect or misleading in any material respect at the time it is made or repeated (or deemed to be repeated); or

          (iii)the Borrower defaults in the due performance or observance of any undertaking or obligation on its part contained in or pursuant to this Agreement and, if such default is capable of remedy, the same shall not have been remedied to the satisfaction of the Facility Agent (after consultation with an Instructing
               Group,) within fourteen days thereafter or any party to any Transaction Document fails to perform or comply with, in either case in any material respect, any obligation, agreement or covenant to be performed or complied with under any Transaction Document which shall include, for the avoidance of doubt but without limitation, a withdrawal by J. Sainsbury plc of any Class A Shares tendered by it pursuant to the Stock AL Purchase
               Agreement or a repudiation by any party to any Transaction Document of such Transaction Document; or

          (iv) there shall have occurred the liquidation of the Borrower or any Material Subsidiary or any order is made or resolution, law or regulation passed or other action taken (including the making of any application to any court or other relevant authority) for or with a view to the liquidation of the Borrower or any Material Subsidiary or the Borrower or any Material Subsidiary shall otherwise enter into liquidation; or

          (v) the Borrower or any Material Subsidiary petitions or applies to any court, tribunal or other body or authority for the appointment of, or there shall otherwise be appointed, any administrator, bewindvoerder, receiver, liquidator, curator, sequestrator, trustee or other similar officer of the Borrower or any Material Subsidiary or of all or any part of the assets of the Borrower or any Material Subsidiary; or

          (vi) the Borrower or any Material Subsidiary applies for a (temporary) moratorium or suspension of payments or for an arrangement with its creditors or for any proceedings or arrangement by which the assets of the Borrower or any Material Subsidiary are submitted to the control of its creditors or the Borrower or any Material Subsidiary otherwise threatens, proposes or declares any moratorium on its debts or any class of its debts; or

         (vii) the Borrower or any Material Subsidiary becomes, or is declared by any competent authority to be, insolvent or admits in writing its inability to pay its debts as they fall due or is or becomes subject to or applies for any bankruptcy proceedings or starts negotiations with its creditors for a restructuring of its debt; or

        (viii) the Borrower without the written consent of the Facility Agent on behalf of the Banks ceases or threatens to cease its business as presently conducted or if the Borrower or any other member of the Group sells, leases, transfers or otherwise disposes of the whole or any Substantial part of its assets (other than Margin Stock) exceeding a value equalling a Substantial part of the assets on a consolidated basis of the Borrower whether by one transaction or a series of related transactions without the prior written consent of the Banks; or

          (ix) any other indebtedness of the Borrower or any Material Subsidiary for or in respect of any borrowed moneys which, when aggregated with the amount of all other borrowed monies to which this Clause 14.1(ix) applies, exceed $25,000,000 (or its equivalent) (save, in respect of any guarantee, where liability under such guarantee is being contested by the Borrower or any Material Subsidiary in good faith) is not paid when due for payment (or within any stated applicable period of grace) or is found not to have been so paid or becomes due and payable or capable of being declared due and payable prior to its stated date of payment or, if payable on demand, shall not be paid when demanded; provided that if such other indebtedness is held by any Bank (or any affiliate thereof) and was declared to be due and payable or became capable of being declared due and payable prior to its stated date of payment, in any case, in circumstances which would not have occurred but for a default by the Borrower or one or more of its subsidiaries in complying with a restriction contained in the documentation governing such indebtedness on the ability of the Borrower or such subsidiary to sell, pledge or otherwise dispose of Margin Stock, then neither such declaration (or any failure to pay based on any such declaration) or such becoming capable of being declared due and payable shall constitute a Potential Event of Default or Event of Default; or

          (x) the Borrower or any Material Subsidiary defaults under any mortgage, charge, pledge, lien or other encumbrance or other security interest upon the whole or any part of the assets of the Borrower or any Material Subsidiary and the same accordingly becomes enforceable; or

          (xi) all or any Substantial part of the assets of the Borrower or any Material Subsidiary are attached or distrained upon or becomes subject to any order or court or other process for execution and such attachment, distraint, order or process remains in effect and not discharged for 30 days; or

         (xii) any consent of the Dutch authorities or the authorities of any other relevant jurisdiction required for the validity, enforceability or legality of this Agreement or any of the Transaction Documents or the performance hereof or thereof ceases to be or is not for any reason in full force and effect or such performance becomes unlawful or the obligations of the Borrower under this Agreement or of any other party to any Transaction Document are not or cease to be legal, valid, binding or enforceable; or

        (xiii) the whole or any part of the assets, revenues or share capital of the Borrower or any Material Subsidiary having a value which, when aggregated with the value of all other assets to which this Clause 14.1(xiii) applies, equals or exceeds 15% of the consolidated net assets of the Borrower is expropriated or nationalised by any government; or

         (xiv) with respect to any Material US Subsidiary or any ERISA Affiliate thereof, an ERISA Event shall occur with respect to an Employee Plan and there shall result from such ERISA Event a liability which, individually or in the aggregate, has a material adverse effect upon the financial condition of such Material US Subsidiary; or

          (xv) the Merger shall not have been consummated pursuant to the terms set forth in the Offer to Purchase for Cash within six months from the date hereof,

then, and in any such case and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the
Borrower:

               (a) declare the Advances to be immediately due and payable (in the case of an Event of Default specified in paragraphs (i)
                    - (xi) and (xiii) above) or due and payable within seven days of demand of the Facility Agent (in any other case) (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or declare the Advances to be due and payable on demand of the Facility Agent; and/or

               (b) declare that the Facility shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Bank shall be reduced to zero

14.2 FACILITIES DUE ON DEMAND If, pursuant to Clause 14.1 (Events of Default), the Facility Agent declares the Advances to be due and payable on demand of the Facility Agent, then, and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the
Borrower:

          (i) call for repayment of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with, in the case of payments in respect of Advances, accrued interest thereon and any other sums then owed by the Borrower hereunder) or withdraw its declaration with effect from such date as it may specify in such notice; and /or

          (ii) select as the duration of any Interest Period which begins whilst such declaration remains in effect a period of six months or less.

                                     PART 7
                         DEFAULT INTEREST AND INDEMNITY

15. DEFAULT INTEREST AND INDEMNITY

15.1 DEFAULT INTEREST PERIODS If any sum due and payable by the Borrower hereunder is not paid on the due date therefor in accordance with the provisions of Clause 17 (Payments) or if any sum due and payable by the Borrower under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of the Borrower to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "UNPAID SUM") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and (except as otherwise provided in this Clause 15) shall be of such duration (not exceeding three months) as the Facility Agent may select.

15.2 DEFAULT INTEREST During each such period relating thereto as is mentioned in Clause 15.1 (Default Interest Periods) an unpaid sum shall bear interest at the rate per annum which is the sum from time to time of two per cent., the Applicable Margin and LIBOR on the Quotation Date therefor Provided that:

          (i) if, for any such period, LIBOR cannot be determined, the rate of interest applicable to each part of any unpaid sum owed to any Bank shall be the sum from time to time of one per cent., the Applicable Margin and the rate per annum (rounded upwards, to the nearest four decimal places) notified (together with reasonable evidence that such rate is applicable) by such Bank to the Facility Agent (who shall notify the Borrower thereof) before the last day of such period to be that which expresses as a percentage rate per annum the cost to it of funding from whatever source it may select its portion of such unpaid sum for such period; and

          (ii) if such unpaid sum is all or part of an Advance which became due and payable on a day other than the last day of an Interest Period relating thereto, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Interest Period and the rate of interest applicable thereto from time to time during such period shall be that which exceeds by two per cent. the rate which would have been applicable to it had it not so fallen due.

15.3 PAYMENT OF DEFAULT INTEREST Any interest which shall have accrued under Clause 15.2 (Default Interest) in respect of any sum shall be due and payable and shall be paid by the Borrower at the end of the period by reference to which it is calculated or on such other date or dates as the Facility Agent may specify by written notice to the Borrower.

15.4 BROKEN PERIODS If any Bank or the Facility Agent on its behalf receives or recovers for any reason all or any part of any Advance made by such Bank otherwise than on the last day of an Interest Period relating to that Advance, the Borrower shall pay to the Facility Agent on demand for account of such Bank an amount equal to the amount (if any) by which (i) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period exceeds (ii) the amount of interest which in the opinion of the Facility Agent would have been payable to the Facility Agent on the last day of that Interest Period in respect of a dollar deposit equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third business day in London following the date of such receipt or recovery and ending on the last day of that Interest Period.

15.5 BORROWER'S INDEMNITY The Borrower undertakes to indemnify:

          (i) each of the Facility Agent, the Arrangers and the Banks against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, which any of them may sustain or incur as a consequence of the occurrence of any Event of Default or any payment default by the Borrower hereunder; and

          (ii) each Bank against any loss it may suffer as a result of its funding or making an Advance requested by the Borrower hereunder but not made by reason of the operation of any one or more of the provisions hereof.

15.6 UNPAID SUMS AS ADVANCES Any unpaid sum shall (for the purposes of this Clause 15 and Clause 11.1 (Increased Costs)) be treated as an advance and (accordingly in this Clause 15 and Clause 11.1 (Increased Costs)) the term "Advance" includes any unpaid sum and the term "Interest Period", in relation to an unpaid sum, includes each such period relating thereto as is mentioned in Clause 15.1 (Default Interest Periods).

                                     PART 8
                                    PAYMENTS

16. CURRENCY OF ACCOUNT AND PAYMENT

16.1 CURRENCY OF ACCOUNT AND PAYMENT The dollar is the currency of account and payment for each and every sum at any time due from the Borrower hereunder Provided that:

          (i) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

         (ii)  each  payment  pursuant to Clause 9.2 (Tax  Indemnity)  or Clause
               11.1 (Increased Costs) shall be made in the currency specified by the party claiming thereunder; and

         (iii) any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

16.2 CURRENCY INDEMNITY If any sum due from the Borrower under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable hereunder or under such order or judgment into another currency (the "SECOND CURRENCY") for the purpose of (a) making or filing a claim or proof against the Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation hereto, the Borrower shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered or incurred as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

17. PAYMENTS

17.1 PAYMENTS TO THE FACILITY AGENT On each date on which this Agreement requires an amount to be paid by the Borrower or any of the Banks hereunder, the Borrower or, as the case may be, such Bank shall make the same available to the Facility Agent by payment in dollars and in same day funds (or in such other funds as may for the time being be customary in New York City for the settlement in New York City of international banking transactions in dollars) to the Facility Agent's account number 574294107000 with ABN AMRO Bank N.V., New York, N.Y., United States of America reference: Koninklijke Ahold N.V. (or such other account or bank as the Facility Agent may have specified for this purpose). Any payment received by the Facility Agent from the Borrower in accordance with the foregoing shall, without prejudice to the Facility Agent's or any Bank's right to reclaim or reassert its rights to payment from the Borrower of any amount which the Facility Agent and such Bank is required to repay to the Borrower for any reason, constitute fulfilment by the Borrower of its obligation to make such payment hereunder.

17.2 ALTERNATIVE PAYMENT ARRANGEMENTS If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for the Borrower to make any payments hereunder in the manner specified in Clause 17.1 (Payments to the Facility Agent), then the Borrower may agree with each or any of the Banks alternative arrangements for the payment direct to such Bank of amounts due to such Bank hereunder Provided that, in the absence of any such agreement with any Bank, the Borrower shall be obliged to make all payments due to such Bank in the manner specified herein. Upon reaching such agreement the Borrower and such Bank shall immediately notify the Facility Agent thereof and shall thereafter promptly notify the Facility Agent of all payments made direct to such Bank.

17.3 PAYMENTS BY THE FACILITY AGENT Save as otherwise provided herein, each payment received by the Facility Agent for the account of another person pursuant to Clause 17.1 shall:

          (i) in the case of a payment received for the account of the Borrower, be made available by the Facility Agent to the Borrower by application:

               (a) first, in or towards payment (on the date, and in the currency and funds, of receipt) of any amount then due from the Borrower hereunder to the person from whom the amount was so received or in or towards the purchase of any amount of any currency to be so applied; and

               (b) secondly, in or towards payment (on the date, and in the currency and funds, of receipt) to such account with such bank in the principal financial centre of the country of the currency of such payment as the Borrower shall have previously notified to the Facility Agent for this purpose; and

         (ii) in the case of any other payment, be made available by the Facility Agent to the person for whose account such payment was received (in the case of a Bank, for the account of its relevant Facility Office) for value the same day by transfer to such account of such person with such bank in the principal financial centre of the country of the currency of such payment as such person shall have previously notified to the Facility Agent.

17.4 NO SET-OFF All payments required to be made by the Borrower hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

17.5 CLAWBACK Where a sum is to be paid hereunder to the Facility Agent for account of another person, the Facility Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract was so made available shall on request refund the same to the Facility Agent together with an amount sufficient to indemnify the Facility Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

17.6 APPLICATION OF PAYMENTS The Facility Agent and each Bank shall apply any amount received by it hereunder:

          (i) first, in payment of all costs and expenses required to be reimbursed by the Borrower hereunder;

         (ii)  secondly,  in  payment of all  accrued  but  unpaid  fees;

        (iii)  thirdly, in payment of all accrued but unpaid default interest;

         (iv) fourthly, in payment of all accrued but unpaid interest (other than default interest); and

          (v)  fifthly, in payment of any unpaid principal.

18. SET-OFF

18.1 CONTRACTUAL SET-OFF The Borrower authorises each Bank to apply and each Bank shall be entitled to set off any credit balance to which the Borrower is entitled on any account of the Borrower with that Bank in satisfaction of any sum due and payable from the Borrower to such Bank hereunder but unpaid; for this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. No Bank shall be obliged to exercise any right given to it by this Clause 18.

19. SHARING

19.1 REDISTRIBUTION OF PAYMENTS Subject to Clause 19.3, if, at any time, the proportion which any Bank (a "RECOVERING BANK") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of its portion of any payment (a "RELEVANT PAYMENT") to be made under this Agreement by the Borrower for account of such Recovering Bank and one or more other Banks is greater (the portion of such receipt or recovery giving rise to such excess proportion being herein called an "EXCESS AMOUNT") than the proportion thereof so received or recovered by such Bank or Banks so receiving or recovering the smallest proportion thereof, then:

          (i) such Recovering Bank shall pay to the Facility Agent an amount equal to such excess amount;

         (ii) there shall thereupon fall due from the Borrower to such Recovering Bank an amount equal to the amount paid out by such Recovering Bank pursuant to paragraph (i) above, the amount so due being, for the purposes hereof, treated as if it were an unpaid part of such Recovering Bank's portion of such relevant payment; and

         (iii) the Facility Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (i) above as if such amount had been received by it from the Borrower in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto,

Provided that to the extent that any excess amount is attributable to a payment to a Bank pursuant to Clause 17.3(i)(a) such portion of such excess amount as is so attributable shall not be required to be shared pursuant hereto.

19.2 REPAYABLE RECOVERIES If any sum (a "RELEVANT SUM") received or recovered by a Recovering Bank in respect of any amount owing to it by the Borrower becomes repayable and is repaid by such Recovering Bank, then:

          (i) each Bank which has received a share of such relevant sum by reason of the implementation of Clause 19.1 shall, upon request of the Facility Agent, pay to the Facility Agent for account of such Recovering Bank an amount equal to its share of such relevant sum together with such amount (if any) as is necessary to reimburse the Recovering Bank the appropriate proportion of any interest it shall have been obliged to pay when repaying such relevant sum to the Borrower as aforesaid; and

         (ii) there shall thereupon fall due from the Borrower to each such Bank an amount equal to the amount paid out by it pursuant to paragraph (i) above, the amount so due being, for the purposes hereof, treated as if it were the sum payable to such Bank against which such Bank's share of such relevant sum was applied.

19.3 RECOVERIES THROUGH LEGAL PROCEEDINGS If any Bank shall commence any action or proceeding in any court to enforce its rights hereunder after consultation with the other Banks and, as a result thereof or in connection therewith, shall receive any excess amount (as defined in Clause 19.1), then such Bank shall not be required to share any portion of such excess amount with any Bank which has the legal right to, but does not, join in such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in another court.


                                     PART 9
                            FEES, COSTS AND EXPENSES

20. COMMITMENT COMMISSION AND FEES

20.1 COMMITMENT FEE The Borrower shall pay to the Facility Agent for account of each Bank a commitment fee to be calculated at the rate of 0.075 per cent. per annum and payable on the amount of such Bank's Available Commitment from time to time during the period beginning on the date hereof and ending on the Termination Date, in arrear on the last day of each successive period of three months which ends prior to the Termination Date, on the day the Loan is fully drawn, on the Termination Date and upon the date of cancellation of all or any part of the Available Commitments to the extent any such fee has accrued and is unpaid on the amount so cancelled.

20.2 AGENCY FEE The Borrower shall pay to the Facility Agent for its own account the agency fees specified in the letter of even date herewith from the Facility Agent to the Borrower signed by the Borrower at the times, and in the amounts, specified in such letter.

20.3 ARRANGEMENT FEE The Borrower shall pay to the Arranger for its own account the fees specified in the letter of even date herewith from the Arranger to the Borrower signed by the Borrower at the times, and in the amounts, specified in such letter.

21. COSTS AND EXPENSES

21.1 TRANSACTION EXPENSES The Borrower shall, on demand of the Facility Agent, reimburse each of the Facility Agent and the Arranger for all reasonable legal and out-of-pocket costs and expenses (including printing and publicity costs) together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of this Agreement and the completion of the transactions herein contemplated.

21.2 PRESERVATION AND ENFORCEMENT OF RIGHTS The Borrower shall, from time to time on demand of the Facility Agent, reimburse each of the Facility Agent, the Arranger and the Banks for all costs and expenses (including legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of any of the Facility Agent, the Arranger and the Banks under this Agreement.

21.3 STAMP TAXES The Borrower shall pay all stamp, registration and other taxes to which this Agreement is or at any time may be subject and shall, from time to time on demand of the Facility Agent, indemnify each of the Facility Agent, the Arranger and the Banks against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

21.4 AGENT'S COSTS The Borrower shall, from time to time on demand of the Facility Agent (and without prejudice to the provisions of Clause 21.2 (Preservation and Enforcement of Rights) and Clause 30.2 (Amendment Costs)) compensate the Facility Agent at such daily and/or hourly rates as the Facility Agent shall from time to time reasonably determine for the time and expenditure, all costs and expenses (including telephone, fax, copying, travel and personnel costs) incurred by the Facility Agent in connection with its taking such action as it may deem appropriate or in complying with any instructions from an Instructing Group or any request by the Borrower in connection with:

          (a) the granting or proposed granting of any waiver or consent requested hereunder by the Borrower;

          (b) any actual, potential or suspected breach by the Borrower of its obligations hereunder;

          (c) the occurrence of any event which is an Event of Default or a Potential Event of Default; or

          (d) any amendment or proposed amendment hereto requested by the Borrower.

21.5 BANKS' LIABILITIES FOR COSTS If the Borrower fails to perform any of its obligations under this Clause 21, each Bank shall, in its Proportion, indemnify each of the Facility Agent and the Arranger against any loss incurred by any of them as a result of such failure and the Borrower shall forthwith reimburse each Bank for any payment made by it pursuant to this Clause 21.4.

21.6 INDEMNIFICATION BY THE BORROWER The Borrower agrees to and hereby does indemnify and hold harmless the Facility Agent and each Bank and their respective affiliates, directors, officers, agent and employees and each other person, if any controlling them or any of their affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended or Section 20(a) of the Exchange Act (each, "INDEMNIFIED PARTY") from and against any and all losses, claims, damages, costs, expenses (including reasonable counsel fees and disbursements) and liabilities which may be incurred by or asserted against such Indemnified Party resulting from any actual or threatened legal actions or proceedings arising out of the Commitments, the financings contemplated hereby, the Tender Offer, any transaction contemplated by any of the Transaction Documents or their role in connection therewith whether or not they or any other Indemnified Party is named as a party to any such legal action or proceeding ("CLAIMS"). The Borrower will not, however, be responsible to any Indemnified Party hereunder for any claims to the extent that a court having jurisdiction shall have determined by a final judgment that any such Claim shall have arisen out of or resulted from actions taken or omitted to be taken by such Indemnified Party which constitutes the gross negligence or wilful misconduct of such Indemnified Party ("EXCLUDED CLAIMS"). Each Indemnified Party shall give the Borrower prompt written notice of any Claim setting forth a description of those elements of the claim of which such Indemnified Party has knowledge. The
Borrower shall have the right at any time during which a Claim is pending to select counsel to defend and settle any Claims for which the Borrower is an indemnitor hereunder so long as in any such event the Borrower shall have stated by written notice delivered to the applicable Indemnified Party that, as between the Borrower and such Indemnified Party, the Borrower is responsible to such Indemnified Party with respect to such Claim to the extent and subject to the limitations set forth herein. In any other case, the Indemnified Party shall have the right to select counsel and control the defence of any Claims to the extent provided for herein; provided, however, that no Indemnified Party shall settle any claim as to which it is controlling the defence without the Borrower's consent, which consent shall not be unreasonably withheld. With respect to any Claim for which the Borrower is entitled to select counsel, each Indemnified Party shall have the right, at its expense, to participate in the defence of such Claim.


                                     PART 10
                                AGENCY PROVISIONS

22. THE FACILITY AGENT, THE ARRANGER AND THE BANKS

22.1 APPOINTMENT OF THE FACILITY AGENT The Arranger and each of the Banks hereby appoints the Facility Agent to act as its facility agent in connection herewith and authorises the Facility Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Facility Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

22.2 FACILITY AGENT'S DISCRETIONS The Facility Agent may:

          (i)  assume that:

               (a) any representation made by the Borrower in connection herewith is true;

               (b) no Event of Default or Potential Event of Default has occurred;

               (c) the Borrower is not in breach of or default under its obligations hereunder or under any of the Transaction Documents; and

               (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised,

               unless the Facility Agent has, in its capacity as facility agent hereunder, actual knowledge of or received actual notice to the contrary from any other party hereto;

         (ii) assume that the Facility Office of each Bank is that identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace any such Facility Office and act upon any such notice until the same is superseded by a further such notice;

        (iii) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

         (iv) rely as to any matters of fact which might reasonably be expected to be within the knowledge of the Borrower upon a certificate signed by or on behalf of the Borrower;

          (v) rely upon any communication or document believed by it to be genuine;

         (vi) refrain from exercising any right, power or discretion vested in it as facility agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

        (vii) refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with this Agreement until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

22.3 FACILITY AGENT'S OBLIGATIONS The Facility Agent shall:

          (i) promptly inform each Bank of the contents of any notice or document received by it in its capacity as Facility Agent from the Borrower hereunder;

         (ii) promptly notify each Bank of the occurrence of any Event of Default, Potential Event of Default or any default by the Borrower or any other party in the due performance of or compliance with its obligations under this Agreement or under any Transaction Document of which the Facility Agent has actual knowledge or received actual notice from any other party hereto;

        (iii) save as otherwise provided herein, act as facility agent hereunder in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arrangers and all of the Banks; and

         (iv) if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as facility agent hereunder unless such right, power or discretion is vested in the Facility Agent in its individual capacity hereunder or is a right, power or discretion that may be exercised against the Arranger, the Banks or any of them.

22.4 EXCLUDED OBLIGATIONS Notwithstanding anything to the contrary expressed or implied herein, neither the Facility Agent nor the Arranger shall:

          (i)  be bound to enquire as to:

               (a) whether or not any representation made by the Borrower in connection herewith is true;

               (b) the occurrence or otherwise of any Event of Default or Potential Event of Default;

               (c) the performance by the Borrower of its obligations hereunder or under any of the Transaction Documents; or

               (d) any breach of or default by the Borrower of or under its obligations hereunder or under any of the Transaction Documents;

          (ii) be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

         (iii) be bound to disclose to any other person any information relating to any member of the Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

          (iv) be under any obligations or fiduciary duties other than those for which express provision is made herein.

22.5 INDEMNIFICATION Each Bank shall, in its Proportion, from time to time on demand by the Facility Agent, indemnify the Facility Agent, against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Facility Agent may incur in acting in its capacity as facility agent hereunder and the Borrower shall, on first demand of such Bank, reimburse such Bank in full for any monies paid out by it pursuant to this Clause 22.5. Each Bank shall, following any payment made by it under this Clause 22.5, be entitled to recover from the Facility Agent any amount which it establishes has been paid by it to the Facility Agent pursuant to this Clause
22.5 in respect of costs, claims, losses, expenses (including legal fees) and liabilities incurred by the Facility Agent as a result of the Facility Agent's own gross negligence or wilful misconduct in acting in its capacity as facility agent hereunder.

22.6 EXCLUSION OF LIABILITIES Neither the Facility Agent nor the Arranger accepts any responsibility for the accuracy and/or completeness of any information supplied by it or the Borrower in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement and neither the Facility Agent nor the Arranger shall be under any liability as a result of taking or omitting to take any action in relation to this Agreement, save in the case of gross negligence or wilful misconduct.

22.7 NO ACTIONS Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Facility Agent or the Arranger any claim it might have against any of them in respect of the matters referred to in Clause 22.6 (Exclusion of Liabilities).

22.8 BUSINESS WITH THE GROUP Each of the Facility Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

22.9 RESIGNATION The Facility Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto Provided that no such resignation shall be effective until a successor for the Facility Agent is appointed in accordance with the succeeding provisions of this Clause 22.

22.10 REMOVAL An Instructing Group may remove the Facility Agent from its appointment hereunder as the Facility Agent at any time by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto provided that no such removal shall be effective until a successor for the Facility Agent is appointed in accordance with the succeeding provisions of this Clause 22.

22.11 SUCCESSOR FACILITY AGENT If the Facility Agent gives notice of its resignation pursuant to Clause 23.9 (Resignation), then any reputable and experienced bank or other financial institution may be appointed as a successor to the Facility Agent by an Instructing Group during the period of such notice but, if no such successor is so appointed, the Facility Agent may appoint such a successor itself.

22.12 NEW FACILITY AGENT If an Instructing Group removes the Facility Agent from its appointment hereunder pursuant to Clause 22.10 (Removal), then any reputable and experienced bank or other financial institution may be appointed, after consultation with the Borrower, as a successor to such Facility Agent by an Instructing Group.

22.13 RIGHTS AND OBLIGATIONS If a successor to the Facility Agent is appointed under the provisions of Clause 22.11 (Successor Facility Agent), then (i) the retiring Facility Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 22.9 (Resignation) and (ii) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

22.14 OWN RESPONSIBILITY It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and the Group and, accordingly, each Bank warrants to the Facility Agent and the Arranger that it has not relied on and will not hereafter rely on the Facility Agent and the Arranger or any of them:

          (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter circulated to such Bank by the Facility Agent or the Arranger or any of them); or

         (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower and the Group.

22.15 AGENCY DIVISION SEPARATE In acting as Facility Agent and/or Arranger for the Banks, the agency department of the Facility Agent and the Arranger shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 22, in the event that the Facility Agent or, as the case may be, the Arranger should act for any member of the Group in any capacity in relation to any other matter, any information given by such member of the Group to the Facility Agent or, as the case may be, the Arranger in such other capacity may be treated as confidential by the Facility Agent or, as the case may be, the Arranger and shall not constitute actual knowledge of any matter for the purposes of Clause 22.2 (Facility Agent's Discretions).

22.16 CONFIDENTIAL INFORMATION Notwithstanding anything to the contrary expressed or implied herein and without prejudice to the provisions of Clause
22.14 (Agency Division Separate), the Facility Agent shall not as between itself and the Banks be bound to disclose to any Bank or other person any information which is supplied by any member of the Group to the Facility Agent in its capacity as facility agent hereunder for the Banks and which is identified by such member of the Group at the time it is so supplied as being confidential information Provided that the consent of the relevant member of the Group to such disclosure shall not be required in relation to any information which in the opinion of the Facility Agent relates to an Event of Default or Potential Event of Default or in respect of which the Banks have given a confidentiality undertaking in a form satisfactory to the Facility Agent and the relevant member of the Group.


                                     PART 11
                            ASSIGNMENTS AND TRANSFERS

23. BENEFIT OF AGREEMENT

This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors (including without limitation, any entity which assumes the rights and obligations of any party hereto by operation of the law of the jurisdiction of incorporation or domicile of such party), Transferees and assigns.

24. ASSIGNMENTS AND TRANSFERS BY THE BORROWER

The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

25. ASSIGNMENTS AND TRANSFERS BY BANKS

25.1 ASSIGNMENT AND TRANSFERS BY BANKS Any Bank may, at any time, assign all or (subject to the proviso below) any of its rights and benefits hereunder or transfer in accordance with Clause 25.3 (Transfers by Bank) all or any of its rights, benefits and obligations hereunder (i) to any holding company, any of its wholly-owned subsidiaries or any affiliate or (ii) with the prior written consent of the Borrower (not to be unreasonably withheld or delayed) to any other person provided that (without prejudice to a Bank's right to assign and/or transfer all of its rights, benefits and obligations hereunder in accordance with this Clause 25.1) a Bank shall be entitled to assign and/or transfer part of its Participation hereunder only in an amount which is in a minimum amount of US$25,000,000 unless it assigns or transfers the whole of its Participation.

25.2 ASSIGNMENTS BY BANKS If any Bank assigns all or any of its rights and benefits hereunder in accordance with Clause 25.1 (Assignments and Transfers by Banks), then, unless and until the assignee has agreed with the Borrower, the Facility Agent, the Arranger and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Facility Agent, the Arranger and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto. The assignee shall be responsible for giving notice of the assignment to the Borrower.

25.3 TRANSFER BY BANKS If any Bank wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 25.1 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to and signature by the Facility Agent on behalf of the Borrower (and the Borrower hereby irrevocably appoints the Facility Agent as its facility agent for the purposes of such delivery and signature of any Transfer Certificate) of a duly completed and duly executed Transfer Certificate in which event it is hereby irrevocably agreed by the Borrower in advance that, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Facility Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to and signature by the Facility Agent on behalf of the Borrower (which signature the Facility Agent agrees to complete promptly upon receipt of the relevant Transfer Certificate in accordance with this Clause 25):

          (i) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and obligations hereunder, the Borrower and such Bank shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause
               25.3 as "DISCHARGED RIGHTS AND OBLIGATIONS");

          (ii) the Borrower and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and such Bank;

         (iii) the Facility Agent, the Arranger, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer; and

          (iv) such Transferee shall become a party hereto as a "Bank" and will also be deemed to have appointed the Facility Agent as its agent in accordance with the terms of this Agreement.

Receipt of a Transfer Certificate by the Facility Agent shall also constitute notice to the Borrower as required by Dutch law and each party hereto hereby irrevocably authorises and instructs the Facility Agent to receive each such notice on its behalf and irrevocably agrees that each such notice to be given to such party may be given to the Facility Agent as representative of such party.

25.4 TRANSFER FEES On the date upon which a transfer (other than a transfer by an Arranger) takes effect pursuant to Clause 25.3 (Transfer by Banks), the Transferee in respect of such transfer shall pay to the Facility Agent for its own account a transfer fee of US$1000. All costs of any transfer of any Bank's rights, benefits and obligations hereunder to any Transferee (including, without limitation, any stamp duty) shall be for the account of such Bank.

25.5 LIMITATION ON GROSS-UPS AND INDEMNITIES If any Bank assigns or transfers any of its rights, benefits and obligations hereunder or changes its Facility Office and there arises (by reason of circumstances existing at the date of such assignment or transfer or which are not existing at such date but which are scheduled to take effect or in respect of which there is a general consensus that they will take effect after the date thereof) an obligation on the part of the Borrower to such Bank or its assignee or transferee or any other person any amount in excess of the amount it would have been obliged to pay but for such assignment, transfer or change, then the Borrower shall not be obliged to pay the amount of such excess.

26. DISCLOSURE OF INFORMATION

Any Bank may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter into contractual relations with such Bank in relation to this Agreement such information about the Borrower and the Group as such Bank shall consider appropriate and each Bank shall also be entitled to disclose any such information:

          (i) if required by applicable law or applicable regulations of any relevant supervising authorities;

         (ii) in connection with any legal proceedings taken against the Borrower in connection with this Agreement;

        (iii)  to any of its auditors or legal counsel; or

         (iv)  which is in the public domain.


                                     PART 12
                                  MISCELLANEOUS

27. CALCULATIONS AND EVIDENCE OF DEBT

27.1 BASIS OF ACCRUAL Interest and the commitment fee shall accrue from day to day and shall be calculated on the basis of a year of 360 days (or, if market practice differs, in accordance with market practice) and the actual number of days elapsed.

27.2 QUOTATION If on any occasion a Reference Bank or Bank fails to supply the Facility Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Facility Agent.

27.3 EVIDENCE OF DEBT Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

27.4 CONTROL ACCOUNTS The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded (i) the amount of any Advance made or arising hereunder (and the name of the Bank to which such sum relates and each Bank's share therein), (ii) the amount of all principal, interest and other sums due or to become due from the Borrower to any of the Banks hereunder and each Bank's share therein and (iii) the amount of any sum received or recovered by the Facility Agent hereunder and each Bank's share therein. The Facility Agent shall, upon request of the Borrower, deliver to the Borrower statements of the accounts referred to in this Clause 27.4.

27.5 PRIMA FACIE EVIDENCE In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clauses 27.3 (Evidence of Debt) and 27.4 (Control Accounts) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded.

27.6 CERTIFICATES OF BANKS A certificate of a Bank as to (i) the amount by which a sum payable to it hereunder is to be increased under Clause 9.1 (Tax Indemnity) or (ii) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 9.2 (Tax Gross-Up) 11.1 (Increased Costs), 15.4 (Broken Periods) or 16.2 (Currency Indemnity) shall be conclusive evidence for the purposes of this Agreement save in the case of manifest error.

28.    REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

29.    PARTIAL INVALIDITY

If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

30.    AMENDMENTS

30.1 AMENDMENT PROCEDURES With the prior written consent of an Instructing Group, the Facility Agent and the Borrower may from time to time enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of all or any of the Facility Agent, the Arranger and the Banks or of the Borrower hereunder, and, at the request of the Borrower with the prior consent of an Instructing Group, the Facility Agent on behalf of the Arranger and the Banks may execute and deliver to the Borrower a written instrument waiving prospectively or retrospectively, on such terms and conditions as the Facility Agent may specify in such instrument, any of the requirements of this Agreement or any Event of Default or Potential Event of Default and its consequences Provided, however, that:

          (i) no such waiver and no such amendment, supplement or modification shall without the prior consent of all the Banks:

               (a) amend or modify the definitions of Instructing Group, Margin or Termination Date;

               (b) amend, modify or waive any provision requiring the consent of all the Banks, any provision of Clause 19 (Sharing) or this Clause 30;

               (c) change the principal amount of or currency of any Advance or defer the Repayment Date;

               (d) decrease the amount of, or change the currency of or extend the date for any payment of interest, fees or any other amount payable to all or any of the Facility Agent, the Arrangers and the Banks hereunder; or

               (e)  increase the amount of the Total Commitments.

         (ii) notwithstanding any other provision hereof, the Facility Agent shall not be obliged to agree to any such waiver, amendment, supplement or modification if the same would:

               (a)  amend, modify or waive any provision of this Clause 30; or

               (b) otherwise amend, modify or waive any of the Facility Agent's or the Arrangers' rights hereunder or subject the Facility Agent or, as the case may be, any Arranger to any additional obligations hereunder; and

        (iii) the Facility Agent shall promptly notify the Banks of any written amendments, supplements or modifications hereto which have been made with the consent of an Instructing Group and the Borrower.

30.2 AMENDMENT COSTS If the Borrower requests any amendment, supplement, modification or waiver in accordance with Clause 30.1 (Amendment Procedures), then the Borrower shall, on demand of the Facility Agent, reimburse the Facility Agent for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred by the Facility Agent in the negotiation, preparation and execution of any written instrument contemplated by Clause 30.1 (Amendment Procedures) or incurred otherwise responding to or complying with such request.

31. NOTICES

31.1 COMMUNICATIONS IN WRITING Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telefax or letter Provided that the Borrower shall indemnify each of the Facility Agent, the Arranger and the Banks against any cost, claims, loss, expense (including legal fees) or liability together with any VAT thereon which any of them may sustain or incur as a consequence of any telefax communication originating from the Borrower not being actually received by or delivered to the intended recipient thereof or any telefax communication purporting to originate from the Borrower being made or delivered fraudulently.

31.2 DELIVERY Any communication or document (unless made by telefax or telephone) to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the Facility Agent specified another address) be made or delivered to that other person at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) and shall be deemed to have been made or delivered when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address Provided that:

          (i) any communication or document to be made or delivered to the Facility Agent shall be effective only when received by the Facility Agent and then only if the same is expressly marked for the attention of the department or officer identified with the Facility Agent's signature below (or such other department or officer as the Facility Agent shall from time to time specify for this purpose); and

         (ii) any communication or document to be made or delivered to any Bank having more than one Facility Office shall (unless such Bank has by fifteen days' written notice to the Facility Agent specified another address) be made or delivered to such Bank at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) as its main Facility Office.

31.3 COMMUNICATION BY TELEPHONE OR TELEFAX Where any provision of this Agreement specifically contemplates telephone or telefax communication made by one person to another, such communication shall be made to that other person at the relevant telephone number specified by it from time to time for the purpose and shall be deemed to have been received when made (in the case of any communication by telephone) or when transmission of such telefax communication has been completed (in the case of any telecommunication by telefax). Each such telefax communication, if made to the Facility Agent by the Borrower shall be signed by the person or persons authorised by the Borrower in the certificate delivered pursuant to the Third Schedule and shall be expressed to be for the attention of the department or officer whose name has been notified for the time being for that purpose by the Facility Agent to the Borrower.

31.4 ENGLISH LANGUAGE Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

32. COUNTERPARTS

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.


                                     PART 13
                              LAW AND JURISDICTION

33. LAW

This Agreement shall be governed by, and shall be construed in accordance with, the law of The Netherlands.

34. JURISDICTION

34.1 ENGLISH COURTS Each of the parties hereto irrevocably agrees for the benefit of each of the Facility Agent, the Arrangers and the Banks that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

34.2 DUTCH COURTS The Borrower irrevocably agrees for the benefit of each of the Facility Agent, the Arrangers and the Banks that the competent courts of Amsterdam, The Netherlands shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

34.3 NEW YORK COURTS The Borrower irrevocably agrees that the courts of the State of New York and the courts of the United States of America, in each case sitting in the County of New York, shall have jurisdiction to hear and determine any suit, action or proceedings and to settle any disputes which may arise out of, or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

34.4 APPROPRIATE FORM The Borrower irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clauses 34.1 (English Courts), 34.2 (Dutch Courts) or 34.3 (New York Courts) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

34.5 SERVICE OF PROCESS The Borrower agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered (i) in connection with any suit, action or proceeding in England, to Clifford Chance Secretaries, 200 Aldersgate Street, London EC1A 4JJ and (ii) in connection with any suit, action or proceeding in New York, to CT Corporation System at 1633 Broadway, New York, N.Y. 10019, United States of America. If the appointment of the person mentioned in this Clause 34.5 ceases to be effective the Borrower shall immediately appoint a further person in England or, as the case may be, New York to accept service of process on its behalf in England or, as the case may be, New York and, failing such appointment within 15 days, the Facility Agent shall be entitled to appoint such a person by notice to the Borrower. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

34.6 NON-EXCLUSIVE SUBMISSIONS The submission to the jurisdiction of the courts referred to in Clauses 34.1 (English Courts), 34.2 (Dutch Courts) 34.3 (New York Courts) shall not (and shall not be construed so as to) limit the right of the Facility Agent, the Arranger and the Banks or any of them to take proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

34.7 CONSENT TO ENFORCEMENT The Borrower hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

34.8 WAIVER OF IMMUNITY To the extent that the Borrower may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Borrower hereby irrevocably agrees and shall be obliged for the purposes of this Agreement not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                               THE FIRST SCHEDULE

                          FORM OF TRANSFER CERTIFICATE

To:      [                 ]

TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated [ ], 1998 whereby a US$2,000,000,000 term loan facility was made available to Koninklijke Ahold N.V. as borrower by a group of banks on whose behalf ABN AMRO Bank N.V. acted as facility agent in connection therewith.

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Amount Transferred, Bank, Bank's Participation and Transferee are defined in the schedule hereto.

2. The Bank confirms that the Bank's Participation is an accurate summary of its participation in the Facility Agreement and requests the Transferee to accept and procure the transfer to the Transferee of a percentage of the Bank's Participation (equal to the percentage that the Amount Transferred is of the aggregate of the component amounts (as set out in the schedule hereto) of the Bank's Participation) by counter-signing and delivering this Transfer
Certificate to the Facility Agent at its address for the service of notices specified in the Facility Agreement.

3. The Transferee hereby requests the Facility Agent to accept this Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of Clause 25.2 (Transfer by Banks) of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Facility Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or the Group.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or for the performance and observance by the Borrower of any of its obligations under the Facility Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Facility Agreement (or any document relating thereto) shall oblige the Bank to (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Agreement transferred pursuant hereto or
(ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by the Borrower or any other party to the Facility Agreement (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

8. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with Dutch law.

                                  THE SCHEDULE

1.       Bank:

2.       Transferee:

3.       Transfer Date:

4.       Bank's Participation:

         Bank's Available Commitment                 Bank's Portion of the Loan

5.       Amount Transferred:                                           Advances

[Transferor Bank]                                             [Transferee Bank]

By:                                                                    By:

Date:                                                                  Date:

[Facility Agent] as agent for and on behalf of the Borrower

By:

Date:

                      ADMINISTRATIVE DETAILS OF TRANSFEREE

Address/Main Office:

Contact name:

Account for Payments:

Telex:            [                 ]

Telephone:        [                 ]

Telefax:          [                 ]

                               THE SECOND SCHEDULE

                          CONDITION PRECEDENT DOCUMENTS

1. A copy, certified a true copy by a duly authorised officer of the Borrower, of an extract from the relevant Chamber of Commerce and the Articles of Association of the Borrower.

2. A copy, certified a true copy by a duly authorised officer of the Borrower, of such resolutions of the board of managing directors of the Borrower, the supervisory board of the Borrower (Raad van Commissarissen) and the works' council of the Borrower (Ondernemingsraad) as may be required by Dutch Counsel to the Banks approving the execution, delivery and performance of this Agreement and the terms and conditions hereof and authorising a named person or persons to sign this Agreement and any documents to be delivered by the Borrower pursuant hereto.

3. A certificate of a duly authorised officer of the Borrower setting out the names and signatures of the persons authorised to sign, on behalf of the Borrower, this Agreement and any documents to be delivered by the Borrower pursuant hereto.

4. A copy, certified a true copy by or on behalf of the Borrower, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render this Agreement legal, valid, binding and enforceable, to make this Agreement admissible in evidence in the Borrower's jurisdiction of incorporation and to enable the Borrower to perform its obligations hereunder.

5. Copies, certified as true by a duly authorised officer of the Borrower, of each of the Transaction Documents duly executed or issued by each of the parties thereto.

6. An opinion of the Borrower's in-house Counsel in substantially the form set out in the Fifth Schedule.

7. An opinion of Clifford Chance, solicitors to the Facility Agent.

8. An opinion of White & Case, counsel to Ahold Acquisition.

9. A copy, certified a true copy by a duly authorised officer of the Borrower, of the Original Consolidated Financial Statements.

10. Evidence that each of the process agents referred to in Clause 34.4 (Service of Process) has agreed to act as the process agent of the Borrower for the service of process in England or New York, as the case may be.

11. Certificate of Incorporation, certified by the secretary of state of Delaware and by-laws of Ahold Acquisition and Target, certified by the secretary of such corporations.

12. Evidence of existence and good standing of Ahold Acquisition and Target from the State of Delaware.

13. Evidence that all appropriate steps required to be taken by it, other than effecting payment, have been duly taken and that all documentation has been delivered to it or delivered to it in escrow to facilitate consummation of the purchase of the Class AC Shares and the Class AL Shares.

                               THE THIRD SCHEDULE

                               NOTICE OF DRAWDOWN

From:    Koninklijke Ahold N.V.

To:      [Facility Agent]

Dated:

Dear Sirs,

1. We refer to the agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated [ ], 1998 and made between Koninklijke Ahold N.V. as borrower, ABN AMRO Bank N.V. as arranger, ABN AMRO Bank N.V. as facility agent and the financial institutions named therein as banks. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Facility Agreement, we wish to borrow an Advance in the amount of US$[ ] upon the terms and subject to the conditions contained therein.

3. We would like this Advance to have a first Interest Period of [ ] months' duration.

4. We confirm that, at the date hereof, the representations set out in Clause 12 (Representations) of the Facility Agreement are true provided that each reference to "Original Consolidated Financial Statements" therein shall be deemed to be a reference to the most recent set of annual audited financial statements delivered by the Borrower to the Facility Agent pursuant to Clause 13 (Undertakings).

5. The proceeds of this drawdown should be credited to [insert account details].

                                                 Yours faithfully

                                           .............................

                                               for and on behalf of

                                              Koninklijke Ahold N.V.

                               THE FOURTH SCHEDULE

                   OPINION OF THE BORROWER'S IN-HOUSE COUNSEL

                               THE FIFTH SCHEDULE

                             OPINION OF WHITE & CASE

                               THE SIXTH SCHEDULE

                              MATERIAL SUBSIDIARIES

Albert Heijn B.V.

BI-LO, Inc.

Giant Food Stores, Inc.

Ahold Vastgoed B.V.

Tops Markets, Inc.

Schuitema N.V.

The Stop & Shop Companies, Inc.



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                                 SIGNATURE PAGES

THE BORROWER

KONINKLIJKE AHOLD N.V.

By:

Address:          Albert Heijnweg 1
                  1507 EH Zaandam
                  The Netherlands

Attention:        Treasury

Telephone:        + 31 75 659 5635

Facsimile:        + 31 75 659 8359

THE ARRANGER

ABN AMRO BANK N.V.

By:

Address:          Foppingadreef 20-22
                  P.O. Box 283
                  1000 EA Amsterdam

                  The Netherlands

Attention:



Telephone:

Facsimile:

THE FACILITY AGENT

ABN AMRO BANK N.V.

By:

Address:          Foppingadreef 20-22
                  P.O. Box 283
                  1000 EA Amsterdam
                  The Netherlands

Attention:



Telephone:

Facsimile:

THE ORIGINAL LENDER

ABN AMRO BANK N.V.

By:

Address:          Foppingadreef 20-22
                  P.O. Box 283
                  1000 EA Amsterdam
                  The Netherlands

Attention:



Telephone:

Facsimile:



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                                  THE SCHEDULES

The First Schedule         :        Form of Transfer Certificate

The Second Schedule        :        Condition Precedent Documents

The Third Schedule         :        Notice of Drawdown

The Fourth Schedule        :        Opinion of the Borrower's In-house Counsel

The Fifth Schedule         :        Opinion of White & Case

The Sixth Schedule         :        Material Subsidiaries



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                                TABLE OF CONTENTS


                                                                           Page



Part 1  INTERPRETATION........................................................2

         1.  Interpretation...................................................2

Part 2  THE FACILITY.........................................................12

         2.  The Facility....................................................12
         3.  Availability of the Facility....................................12

Part 3  INTEREST.............................................................15

         4.  Interest Periods................................................15
         5.  Payment and Calculation of Interest.............................15
         6.  Alternative Interest Rates......................................16

Part 4  REPAYMENT, CANCELLATION AND PREPAYMENT...............................17

         7.  Repayment.......................................................17
         8.  Cancellation and Prepayment.....................................17

Part 5  CHANGES IN CIRCUMSTANCES.............................................18

         9.  Taxes...........................................................18
         10. Tax Receipts....................................................18
         11. Changes in Circumstances........................................18

Part 6  REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT..................21

         12. Representations and Warranties..................................21
         13. Undertakings....................................................24
         14. Events of Default...............................................29

Part 7  DEFAULT INTEREST AND INDEMNITY.......................................32

         15. Default Interest and Indemnity..................................32

Part 8  PAYMENTS.............................................................34

         16. Currency of Account and Payment.................................34
         17. Payments........................................................34
         18. Set-off.........................................................36
         19. Sharing.........................................................36

Part 9  FEES, COSTS AND EXPENSES.............................................38

         20. Commitment Commission and Fees..................................38
         21. Costs and Expenses..............................................38

Part 10  AGENCY PROVISIONS...................................................40

         22. The Facility Agent, the Arranger and the Banks..................40

Part 11  ASSIGNMENTS AND TRANSFERS...........................................44

         23. Benefit of Agreement............................................44
         24. Assignments and Transfers by the Borrower.......................44
         25. Assignments and Transfers by Banks..............................44
         26. Disclosure of Information.......................................45

Part 12  MISCELLANEOUS.......................................................46

         27. Calculations and Evidence of Debt...............................46
         28. Remedies and Waivers............................................46
         29. Partial Invalidity..............................................46
         30. Amendments......................................................46
         31. Notices.........................................................47
         32. Counterparts....................................................48

Part 13  LAW AND JURISDICTION................................................49

         33. Law.............................................................49
         34. Jurisdiction....................................................49